UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.             )

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Alliance HealthCare Services, Inc.

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ALLIANCE HEALTHCARE SERVICES, INC.

100 Bayview Circle, Suite 400

Newport Beach, CA 92660

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 3, 2014

Dear Stockholders:

On June 3, 2014, Alliance HealthCare Services, Inc. will hold its Annual Meeting of Stockholders (the “Annual Meeting”) at its corporate headquarters located at 100 Bayview Circle, Suite 400, Newport Beach, California 92660. The meeting will begin at 9:00 a.m. Pacific time.

Only record holders of shares of our Common Stock at the close of business on April 14, 2014, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the Annual Meeting. The purposes of the meeting are:

1.	To elect Neil F. Dimick, Curtis S. Lane and Paul S. Viviano to serve as Class I directors to hold office for a three-year term expiring at the 2017 annual meeting of stockholders or until their respective successors are elected and qualified;

2.	To re-approve the performance measures under our 1999 Equity Plan;

3.	To conduct an advisory vote on the compensation of our named executive officers;

4.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

5.	To act upon any other matter properly brought before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSALS OUTLINED IN THIS PROXY STATEMENT.

This year we have determined to take advantage of a Securities and Exchange Commission rule that permits us to furnish proxy materials to our stockholders via the Internet. As a result, we are mailing a short Notice of Internet Availability of Proxy Materials (the “Notice”) to most of our stockholders instead of a paper copy of our full proxy materials. The Notice contains instructions on how to cast your vote online and how to access our proxy materials, including the Notice of Annual Meeting, Proxy Statement, 2013 Annual Report and a proxy card or voting instruction form. The Notice also contains instructions on how to request a paper copy of our proxy materials. All stockholders who do not receive the Notice will receive a paper copy of the proxy materials. If you receive a paper copy of our proxy materials, you may cast your vote by completing the enclosed proxy card or voting instruction form and returning it in the enclosed self-addressed, postage-paid envelope, or by utilizing the telephone or Internet voting mechanisms noted on the proxy card or voting instruction form.

Sincerely,

Larry C. Buckelew
Chairman of the Board

Important Notice Regarding the Availability of

Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 3, 2014:

Alliance’s 2014 proxy statement and 2013 annual report to stockholders are available at www.AllianceHealthCareServicesAnnualMeetingMaterials.com

and http://phx.corporate-ir.net/phoenix.zhtml?c=129994&p=proxy

Newport Beach, California

April 23, 2014

2014 Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

• Date and Time:	June 3, 2014, 9:00 a.m. Pacific time

• Place:	Corporate Headquarters
Alliance HealthCare Services, Inc.
100 Bayview Circle, Suite 400
Newport Beach, California 92660

• Record Date:	April 14, 2014

• Voting:	Stockholders as of the record date are entitled to vote. Each share of Common Stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Meeting Agenda

•	To elect Neil F. Dimick, Curtis S. Lane and Paul S. Viviano to serve as Class I directors and to hold office for a three-year term expiring at the 2017 annual meeting of stockholders or until their respective successors are elected and qualified;

•	To re-approve the performance measures under our 1999 Equity Plan;

•	To conduct an advisory vote on the compensation of our named executive officers;

•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

•	To act upon any other matter properly brought before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Director Nominees

The following table provides summary information about each of our three director nominees. Each director nominee is elected for a three-year term by a plurality of votes cast.

Name	Age	Director Since	Occupation	Independent	Committee Memberships
Neil F. Dimick	64	November 2002	Health Care Consultant and Investor	Yes	Audit (Chair) Nominating & Corp. Governance

Curtis S. Lane	56	April 2007	Founder of MTS Health Investors, LLC	Yes	Compensation Nominating & Corp. Governance

Paul S. Viviano	61	January 2003	CEO of UC San Diego Health System	No	None

All references in this Proxy Statement to a number of shares of our Common Stock (including the number of shares subject to an equity award) have been adjusted to account for the 1-for-5 reverse stock split that occurred on December 26, 2012.

1

ALLIANCE HEALTHCARE SERVICES, INC.

100 Bayview Circle, Suite 400

Newport Beach, CA 92660

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 3, 2014

QUESTIONS AND ANSWERS

1.	Q:	Who is soliciting my vote?

	A:	This proxy statement is solicited on behalf of the Board of Directors of Alliance HealthCare Services, Inc. (“Alliance,” “we” or “our”) for use at our Annual Meeting of Stockholders to be held June 3, 2014 (the “Annual Meeting”), at 9 A.M. local time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders and any business properly brought before the Annual Meeting.

2.	Q:	When and how was this proxy statement mailed to stockholders?

	A:	This year we have elected to take advantage of a Securities and Exchange Commission, or SEC, rule that permits us to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to certain of our stockholders of record, and we are sending a paper copy of the proxy materials and proxy card to other stockholders of record who have elected to receive such materials in paper form. Brokers and other nominees who hold shares on behalf of beneficial stockholders will be sending their own similar Notice. (See Question 6 below for an explanation of the difference between a beneficial stockholder and a stockholder of record.) Stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. We intend to make this proxy statement available on the Internet and to mail the Notice, or to mail the proxy statement and proxy card, as applicable, on or about April 23, 2014 to all stockholders entitled to notice of and to vote at the Annual Meeting.

3.	Q:	What may I vote on?

	A:	You may vote on the following matters:

(1)    To elect Neil F. Dimick, Curtis S. Lane and Paul S. Viviano to serve as Class I directors and to hold office for a three-year term expiring at the 2017 annual meeting of stockholders or until their respective successors are elected and qualified (“Proposal 1”);

(2) To re-approve the performance measures under our 1999 Equity Plan (“Proposal 2”);

(3) To approve on an advisory basis the named executive officer compensation in this Proxy Statement (“Proposal 3”); and

(4) To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 (“Proposal 4”).

4.	Q:	How does the Board of Directors recommend I vote on the proposals?

	A:	The Board of Directors recommends a vote FOR each of the director nominees listed in Proposal 1 and FOR each of Proposals 2, 3 and 4.

5.	Q:	Who is entitled to vote?

	A:	Record holders of our common stock, par value $0.01 per share (the “Common Stock”), as of the close of business on April 14, 2014 (the “Record Date”), are entitled to vote at the Annual Meeting. As of the Record Date, 10,669,363 shares of Common Stock were outstanding. The shares of Common Stock in our treasury on that date, if any, will not be voted. Each holder of record of Common Stock on the Record Date will be entitled to one vote for each share on all matters to be voted on at the Annual Meeting.

6.	Q:	What is the difference between a “beneficial stockholder” and a “stockholder of record”?

	A:	Whether you are a beneficial stockholder or a stockholder of record depends on how you hold your shares:

Beneficial Stockholders. Most of our stockholders hold their shares through a broker, bank, trustee or other nominee (that is, in “street name”) rather than directly in their own name. If you hold your shares in street name, you are a “beneficial stockholder,” and the proxy materials were made available to you by the organization holding your account. This organization is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial stockholder, you have the right to instruct that organization on how to vote the shares held in your account. If you requested printed copies of the proxy materials by mail, you will receive a voting instruction form from your bank, broker, trustee or other nominee.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the proxy materials were made available directly to you by the company. If you requested printed copies of the proxy materials by mail, you will receive a proxy card from the company.

7.	Q:	How do I vote my shares in person at the Annual Meeting?

	A:	If you are a stockholder of record, you have the right to vote in person at the Annual Meeting. If you choose to do so, you can vote using the ballot provided at the Annual Meeting, or, if you requested and received printed copies of the proxy materials by mail, you can complete, sign and date the proxy card enclosed with the proxy materials you received and submit it at the Annual Meeting. If you are a beneficial stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker, trustee or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the meeting as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

8.	Q:	How do I vote my shares without attending the Annual Meeting?

	A:	Whether you are a stockholder of record or a beneficial stockholder, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may submit a proxy to authorize how your shares are voted at the Annual Meeting. You can submit a proxy over the Internet by following the instructions provided in the Notice, or, if you requested and received printed copies of the proxy materials, you can also submit a proxy by mail or telephone pursuant to the instructions provided in the proxy card enclosed with the proxy materials.

If you are a beneficial stockholder, you may also submit your voting instructions over the Internet by following the instructions provided in the Notice, or, if you requested and received printed copies of the proxy materials, you can also submit voting instructions by telephone or mail by following the instructions provided to you by your bank, broker, trustee or other nominee.

Submitting your proxy or voting instructions via the Internet, by telephone or by mail will not affect your right to vote in person should you decide to attend the Annual Meeting, although beneficial stockholders must obtain a “legal proxy” from the bank, broker, trustee or other nominee that holds their shares giving them the right to vote the shares at the Annual Meeting in order to vote in person at the meeting.

Stockholders who submit a proxy through the Internet should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by the stockholder. Stockholders who submit a proxy by Internet or telephone need not return a proxy card or the form forwarded by your broker, bank, trust or other holder of record by mail.

9.	Q:	What is the deadline for voting my shares?

	A:	If you are a stockholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m. Pacific time on June 2, 2014 in order for your shares to be voted at the Annual Meeting. However, if you are a stockholder of record and you received a copy of the proxy materials by mail, you may instead mark, sign, date and return the enclosed proxy card, which must be received before the polls close at the Annual Meeting, in order for your shares to be voted at the meeting. If you are a beneficial stockholder, please follow the voting instructions provided by the bank, broker, trustee or other nominee who holds your shares.

10.	Q:	How do I change or revoke my proxy or voting instructions?

	A:	If you are a stockholder of record, you may revoke your proxy by sending a written notice of revocation to our Secretary, Richard W. Johns, at the address shown above. To change how your shares will be voted at the Annual Meeting, you can submit a duly executed written proxy bearing a date that is later than the date of your original proxy or you can submit a later dated proxy electronically via the Internet or by telephone. A previously submitted proxy will not be voted if the stockholder of record who executed it is present at the Annual Meeting and votes the shares represented by the proxy in person at the Annual Meeting.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your bank, broker, trustee or nominee, or, if you have obtained a legal proxy from your bank, broker, trustee or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person. Please note that attendance at the Annual Meeting will not by itself constitute revocation of a proxy. Any change to your proxy or voting instructions that is provided by the Internet or by telephone must be submitted by 11:59 p.m. Pacific time on June 2, 2014.

11.	Q:	How will my shares be voted if I do not provide specific voting instructions in the proxy or voting instruction form I submit?

	A:	If you submit a proxy or voting instruction form but do not indicate your specific voting instructions on one or more of the proposals listed above in the notice of the meeting, your shares will be voted as recommended by the Board on those proposals and as the proxyholders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

12.	Q:	Who will count the votes?

	A:	Our Secretary will count the votes and act as the inspector of election. The inspector of election will separately tabulate affirmative and negative votes, abstentions and broker non-votes (described below).

13.	Q:	How many votes are needed for a quorum and to approve each of the proposals?

	A:	The holders of a majority of the shares of our Common Stock outstanding on the Record Date, represented in person or by proxy, constitute a quorum for the transaction of business.

For purposes of Proposal 1 (election of directors), the election of each director nominee must be approved by a plurality of the votes cast by stockholders represented at the meeting in person or by proxy. A “plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the Annual Meeting.

Proposal 2 (re-approval of the performance measures under the 1999 Equity Plan), Proposal 3 (advisory vote on executive compensation) and Proposal 4 (ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm) each requires the affirmative approval of a majority of the shares represented at the meeting in person or by proxy and entitled to vote on the proposal at the Annual Meeting.

Please be aware that Proposals 3 and 4 are advisory only and are not binding on the company. Our Board of Directors will consider the outcome of the vote on each of these proposals in considering what action, if any, should be taken in response to the advisory vote by stockholders.

14.	Q:	What effect will broker non-votes and abstentions have?

	A:	A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner as to how to vote such shares. This year, Proposal 1 (election of directors), Proposal 2 (re-approval of the performance measures under the 1999 Equity Plan), and Proposal 3 (advisory vote on executive compensation) are each non-routine and your broker or other nominee does not have discretionary authority to vote on those proposals. As a result, shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum, but will not be considered votes cast on the proposal in question. However, Proposal 4 (ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm) is considered routine and may be voted upon by your broker if you do not submit voting instructions. Consequently, if you hold your shares through a brokerage account and do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on Proposal 4, but will not be permitted to vote your shares on any of the other proposals at the Annual Meeting. If your broker exercises this discretion, your shares will be counted as present for determining the presence of a quorum at the Annual Meeting and will be voted on Proposal 4 in the manner directed by your broker, but your shares will constitute broker non-votes on each of the other proposals at the Annual Meeting and will not be counted for purposes of determining the outcome of each such other proposal.

Abstentions also count toward establishing a quorum. However, for Proposal 1 (election of directors) abstentions, or shares for which authority is withheld to vote for director nominees, will not be counted in determining which director nominees receive the largest number of affirmative votes cast. For Proposal 2 (re-approval of the performance measures under the 1999 Equity Plan), Proposal 3 (advisory vote on executive compensation) and Proposal 4 (ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm), we treat abstentions as shares present or represented and entitled to vote on that proposal, so abstaining has the same effect as a vote “against” the proposal.

15.	Q:	How will voting on any other business be conducted?

	A:	We do not know of any business to be considered at the 2014 Annual Meeting other than the proposals described in this Proxy Statement. If any other business is properly presented at the Annual Meeting in accordance with our Amended and Restated Bylaws (which we refer to as our bylaws), your signed proxy card gives authority to Howard K. Aihara and Richard W. Johns to vote on such matters at their discretion.

16.	Q:	Where can I find the voting results of the Annual Meeting?

	A:	We intend to announce preliminary voting results at the Annual Meeting and disclose final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission no later than four business days following the date of the Annual Meeting.

17.	Q:	Do stockholders have dissenters’ or appraisal rights?

	A:	Our stockholders do not have dissenters’ or appraisal rights under Delaware law or under our certificate of incorporation or bylaws in connection with any proposal to be presented at the Annual Meeting.

18.	Q:	Who is our largest principal stockholder?

	A:	As of April 14, 2014, OCM Principal Opportunities Fund IV, L.P., an affiliate of Oaktree Capital Management L.P., which we refer to as Oaktree, beneficially owned 4,980,523 shares of our Common Stock (46.7% of the voting shares), and MTS Health Investors II, L.P., an affiliate of MTS Health Investors, LLC, which we refer to as MTS, beneficially owned 457,422 shares of our Common Stock (4.3% of the voting shares). Oaktree and MTS have advised us that they intend to vote these shares of Common Stock in favor of each of the Proposals described above.

19.	Q:	Where can I find Alliance’s financial information?

	A:	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 contains our consolidated financial statements and related information and is enclosed with this proxy statement. The Annual Report is not incorporated by reference into this proxy statement and is not deemed to be a part of this proxy statement.

20.	Q:	When are stockholder proposals for the 2015 annual meeting due?

	A:	In general, stockholders who, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2015 Annual Meeting must submit their proposals to our Secretary on or before December 24, 2014.

In accordance with our bylaws, to be properly brought before the 2015 Annual Meeting, a stockholder’s notice of the nominee or the matter the stockholder wishes to present must be delivered to our Corporate Secretary at the address provided below no earlier than February 3, 2015 and no later than March 5, 2015. All stockholders must also comply with the applicable requirements of the Securities Exchange Act of 1934, as amended. Your submission must contain the specific information required in our bylaws. If you would like a copy of our bylaws, please write to our Secretary at Alliance HealthCare Services, Inc., 100 Bayview Circle, Suite 400, Newport Beach, CA 92660.

21.	Q:	How will we solicit proxies, and who will pay for the cost of the solicitation?

	A:	Our Board of Directors is soliciting proxies for the Annual Meeting principally by mailing these proxy materials to our stockholders. We will bear the entire cost of soliciting proxies from our stockholders, including the expense of preparing and mailing the Notice and the proxy materials for the Annual Meeting. We will reimburse brokers and other custodians, nominees and fiduciaries for forwarding proxy and solicitation material to owners of our stock in accordance with applicable rules. Our officers, directors and employees may undertake solicitation activities without any compensation specifically for those duties.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors, which we sometimes refer to as the Board, is divided into three classes, with each director serving a three-year term and one class of directors being elected at each year’s annual meeting of stockholders. At each annual meeting, nominees are elected as directors to a class with a term of office that expires at the annual meeting held three years after the year of the nominee’s election, and until their successors are elected and qualified. The term of office of the three incumbent Class I directors expires at the 2014 Annual Meeting. The Board has nominated incumbent directors Neil F. Dimick, Curtis S. Lane and Paul S. Viviano for election to three-year terms of office that will expire at the Annual Meeting to be held in 2017 or until their respective successors are elected and qualified.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE THREE NOMINEES FOR DIRECTOR.

Below is information about the Class I nominees and our other current directors, including their principal occupations, business experience, directorships in other public companies and information about their specific experience, qualifications, attributes or skills that led to the conclusion that they should serve as directors in light of our structure and business. If for any reason any of the nominees should be unavailable to serve, proxies solicited by this proxy statement may be voted for a substitute as well as for the other nominee. The Board, however, expects each of the nominees to be available to serve if elected. There are no family relationships among any of our directors or executive officers.

Nominees and Other Members of the Board of Directors

Name	Position	Age	Class	Director Since	Term Expires
Larry C. Buckelew	Chairman of the Board	60	II	2009	2015
Scott A. Bartos	Director	50	III	2012	2016
Aaron A. Bendikson	Director	40	III	2008	2016
Neil F. Dimick	Director	64	I	2002	2017
Michael P. Harmon	Director	45	II	2007	2015
Curtis S. Lane	Director	56	I	2007	2017
Edward L. Samek	Director	77	III	2001	2016
Percy C. Tomlinson	Director and Chief Executive Officer	52	II	2013	2015
Paul S. Viviano	Director	61	I	2003	2017

Incumbent Class I Directors serving for a term expiring in 2017

NEIL F. DIMICK

Mr. Dimick is a healthcare consultant and private investor. He served as executive vice president and chief financial officer of AmerisourceBergen Corporation from August 2001 through April 2002. From 1992 through August 2001 he served as senior executive vice president and chief financial officer of Bergen Brunswig Corporation. Mr. Dimick began his career as a corporate auditor with Deloitte & Touche where he held the position of partner for eight years. Mr. Dimick is also a director of WebMD Corporation, Resources Connection, Inc., Thoratec Corporation and Mylan Laboratories, Inc. Mr. Dimick has substantial experience in the healthcare services industry and is an “audit committee financial expert,” serving as a director and member of the audit committee of several publicly traded healthcare companies. This experience along with his chief financial officer and public accounting background is often called upon, particularly in connection with accounting and finance-related issues. Mr. Dimick has served as a member of our Board for more than eight years, providing him with significant background and experience concerning Alliance and its development. The

Board concluded that Mr. Dimick should continue to serve as a director because he is very knowledgeable about our industry, business and operations due to his extensive work experience in the healthcare services industry and his long tenure as a member of the Board. Mr. Dimick currently serves as the Chairman of our Audit Committee and as a member of our Nominating and Corporate Governance Committee.

CURTIS S. LANE

Mr. Lane founded MTS Health Investors, LLC in March 2000. Prior to MTS, Mr. Lane was a partner at Evercore Partners. From 1985 to 1998, he was a Senior Managing Director at Bear Stearns & Co. Inc., responsible for healthcare investment banking. He presently serves as a director of Surgical Care Affiliates, LLC and Loving Care Agency. Mr. Lane has substantial experience in the private equity and banking industry as well as broad experience in the healthcare services industry. Through MTS, he has worked with Oaktree in analyzing and participating in numerous healthcare services transactions. He serves on the boards of several healthcare services companies and nonprofit healthcare institutions. In determining that Mr. Lane should continue to serve as a director, the Board noted that his background and experience assists us in considering all significant aspects of our business and operations and that Mr. Lane is very knowledgeable about our industry, business and operations. Mr. Lane currently serves as a member of our Nominating and Corporate Governance Committee and Compensation Committee. Pursuant to a Governance and Standstill Agreement, Oaktree and MTS currently collectively have the right to designate three persons to our Board, and Mr. Lane is one of those designees.

PAUL S. VIVIANO

Mr. Viviano is the Chief Executive Officer of UC San Diego Health System and the Associate Vice Chancellor of UC San Diego Health Sciences, having served in that capacity since June 2012. Previously, he served as Chairman of the Board and Chief Executive Officer of Alliance HealthCare Services from 2003 to June 2012, providing him extensive experience with our industry, business, operations and development. Prior to his role at Alliance, he was President and Chief Executive Officer of USC University Hospital and USC/Norris Comprehensive Cancer Center. USC University Hospital is a private research and teaching hospital staffed by 400 full-time faculty members of USC’s renowned Keck School of Medicine. The USC/Norris Comprehensive Cancer Hospital is a research and patient care hospital that serves as a major regional and national resource for cancer research, treatment, prevention and education. For 14 years prior to his executive roles with USC, he was a member of the St. Joseph Health System from 1987 to 2000 and served as its Executive Vice President and Chief Operating Officer from 1995 to 2000. The St. Joseph Health System is a 14-hospital non-profit organization with revenues of $2.1 billion and hospitals in California and Texas. From 1994 to 1995, Mr. Viviano was the Southern California President, Regional President, as well as the President and Chief Executive Officer of St. Joseph Hospital—Orange; from 1992 to 1994 he served as the Chief Executive Officer for St. Jude Hospital. Mr. Viviano holds a master’s degree in Public Administration-Public Health, from the University of California, Los Angeles. Given the importance of hospital service business models to our operations and planning, and Mr. Viviano’s substantial experience with Alliance and the hospital industry, the Board determined that Mr. Viviano should continue to serve as a director.

Incumbent Class II Directors serving for a term expiring in 2015

LARRY C. BUCKELEW

Mr. Buckelew was elected by the Board to serve as our Chairman of the Board of Directors, and Interim Chief Executive Officer, effective June 1, 2012. On October 1, 2013, Mr. Buckelew resigned his temporary role as Interim Chief Executive Officer after 16 months of service. Mr. Buckelew continues to serve as Chairman of the Board. Prior to his election into these new responsibilities, he served as a Corporate Director for Alliance since May 2009 and was a member of both the Audit and Compensation Committees. Prior to joining Alliance’s Board in 2009, Mr. Buckelew served as President and Chief Executive Officer of Gambro Healthcare, Inc. from November 2000 through October 2005. Mr. Buckelew began his career with American Hospital Supply

Corporation (AHSC) in 1975 and served as an executive with AHSC and later Baxter International, Inc. following their merger in November 1985. Mr. Buckelew joined Sunrise Medical Inc. as Division President in 1986, a role he held until being named as Corporate President in 1993. In 1994, Mr. Buckelew was elected as President/COO and Director for Sunrise, a position he held until 1996. In 1996, Mr. Buckelew was named as Group President for the Medical Group of companies for Teleflex Inc., and additionally as Chairman of Surgical Services Inc. (SSI) in 1998, positions he held until joining Gambro Healthcare Inc. in 2000. In addition to his board service for Alliance, Mr. Buckelew is also a Corporate Director for Welch Allyn Medical, a 100-year-oldmarket leader in providing patient diagnostic instruments, and First Choice ER, the market leader in free standing emergency room services. In January 2014, Mr. Buckelew was selected to serve as Lead Director for Rural/Metro Corporation, a leading national provider of ambulance, safety services, and fire protection with over 60 years of delivering outstanding care services. In determining that Mr. Buckelew should continue to serve as a director, the Board noted that Mr. Buckelew has substantial experience in the healthcare services and products industry, having served in executive positions with several large healthcare services providers and medical products companies throughout most of his career, that he has relevant board experience with other healthcare companies and that his background and experience provide him with a firm understanding of our industry, business and operations.

MICHAEL P. HARMON

Mr. Harmon is a Managing Director with the Principal Group of Oaktree Capital Management L.P., a registered investment advisor and affiliate of Oaktree Group, where he has been responsible for sourcing, evaluating and managing private equity investments since 1997. Prior to this, Mr. Harmon held positions in the Corporate Recovery Consulting group of Price Waterhouse and the Distressed Credits group at Society Corporation. Mr. Harmon currently serves as a director of AloStar Bancorp, First BanCorp, Osmose Holdings, Rural/Metro Corporation, and SKBHC Holdings. Mr. Harmon was instrumental in evaluating and overseeing Oaktree’s decision to invest in Alliance in 2007. Mr. Harmon holds a B.A. in economics from McGill University and an M.B.A. from Harvard Business School. In determining that Mr. Harmon should continue to serve as a director, the Board noted that he has substantial experience in the healthcare services industry, serving on the boards of several healthcare services companies, that he also has significant experience in the private equity industry, and that Mr. Harmon’s broad healthcare and business experience assists us in considering all significant aspects of our business and operations. Pursuant to a Governance and Standstill Agreement, Oaktree and MTS currently collectively have the right to designate three persons to our Board, and Mr. Harmon is one of those designees.

PERCY C. TOMLINSON

Percy C. Tomlinson joined us as Chief Executive Officer in October 2013. Prior to joining Alliance, Mr. Tomlinson served as the Chief Executive Officer for Midwest Dental, a leading US provider of dental care services, since September 2012. Previously, he spent 10 years with the Center for Diagnostic Imaging (CDI), a national network of imaging providers offering a full range of diagnostic imaging, pain management and interventional radiology services. At CDI, Mr. Tomlinson served as Chief Executive Officer from 2011 until 2012, as President, and Chief Operating Officer from 2005 to 2011, and as Senior Vice President and Chief Financial Officer from 2002 to 2005. Prior to joining CDI, Mr. Tomlinson spent approximately 17 years in primarily finance-related roles, including as Executive Vice President and Chief Financial Officer of Department 56, a publicly traded wholesale and retail consumer products company and President of Harmon Solutions Group, an insurance claim outsourcing company. In addition to his executive management experience, Mr. Tomlinson served as a director of Vertical Health Solutions, Inc. from April 2011 through November 2013. Mr. Tomlinson holds an M.B.A. from Columbia University and a B.A. from the University of St. Thomas. Given Mr. Tomlinson’s 25 years of diverse executive management and leadership experience spanning the healthcare, consumer products, insurance, and airline industries, the Board determined that Mr. Tomlinson should continue to serve as a director.

Incumbent Class III Directors serving for a term expiring in 2016

SCOTT A. BARTOS

Mr. Bartos currently serves as President, Chief Executive Officer and Chairman of the Board for Rural/Metro Corporation, the nation’s leading provider of ambulance, fire protection and safety services. Mr. Bartos is also the chairman of the board of Home Dialysis Plus and a director of Cardiovascular Systems Inc., a publicly traded company that develops and commercializes innovative solutions for treating peripheral and coronary vascular disease. Mr. Bartos previously served as president, chief executive officer, and director of LaVie Care Centers, a national long-term care company with revenues exceeding $1 billion annually, from July 2009 through the sale of the company in December 2011. Prior to joining LaVie, Mr. Bartos served as president and chief operation officer-east of Gambro Healthcare, Inc., and served in executive and management positions with companies such as Endoscopy Specialists, Inc., a company he founded and led through a merger and eventual public listing, U.S. Surgical Corporation, and PepsiCo, Inc. In determining that Mr. Bartos should continue to serve as a director, the Board noted that Mr. Bartos’ background and experience is called upon in considering all significant aspects of our business and operations, particularly with respect to matters of business strategy, and that Mr. Bartos has substantial experience as a healthcare executive and director and is very knowledgeable regarding our industry, business and operations. Mr. Bartos currently serves as a member of our Audit Committee and Compensation Committee.

AARON A. BENDIKSON

Mr. Bendikson is a Managing Director at Oaktree Capital Management, L.P. where he focuses on executing and sourcing leveraged/management buyouts, expansion capital investments and corporate restructurings. He dedicates a significant portion of his time to the healthcare and industrial sectors. Mr. Bendikson currently serves as a director of Tekni-Plex, Inc., Mark IV Industries and Accordion Reinsurance. Prior to joining Oaktree in 2005, Mr. Bendikson served as a Principal with Soros Fund Management’s private equity affiliate. Before joining Soros in 1999, Mr. Bendikson was an investment banker within J.P. Morgan & Co.’s Mergers & Acquisitions department. He received an M.B.A. from Harvard Business School and a B.A. degree cum laude in Economics and History from the University of California at Los Angeles, where he was elected to Phi Beta Kappa. In determining that Mr. Bendikson should continue to serve as a director, the Board noted that Mr. Bendikson’s substantial private equity and banking experience is called upon to assist us in our ongoing operations, particularly with respect to our debt structure and insurance programs, and that Mr. Bendikson also has significant background and experience in the healthcare services industry. Mr. Bendikson’s experience and background provides him with a firm understanding of our industry, business and operations. Mr. Bendikson currently serves as the Chairman of our Compensation Committee and as a member of our Nominating and Corporate Governance Committee. Pursuant to a Governance and Standstill Agreement, Oaktree and MTS currently collectively have the right to designate three persons to our Board, and Mr. Bendikson is one of those designees.

EDWARD L. SAMEK

Mr. Samek served as vice chairman of MedQuist, Inc. from 1998 to 2000 and as chairman and chief executive officer of The MRC Group and its predecessor companies from 1982 to 1998 when it was acquired by MedQuist. Previously he served as President of Hudson Pharmaceutical Corporation and Childcraft Education Corp. He has also held executive and management positions with Procter & Gamble, Johnson & Johnson and Avon Products, Inc. Currently an independent consultant and investor, Mr. Samek serves as a director of the Jackson Laboratory. Mr. Samek has extensive background and experience in the healthcare services industry and broad experience on the boards of several healthcare companies. In addition, he is our longest serving director, having joined the Board in 2001. In determining that Mr. Samek should continue to serve as a director, the Board noted that Mr. Samek’s background and experience is called upon in considering all significant aspects of our business and operations, particularly with respect to matters of business strategy, and that Mr. Samek has substantial experience concerning our development and is very knowledgeable regarding our industry, business and operations. Mr. Samek currently serves as the Chairman of our Nominating and Corporate Governance Committee and as a member of our Audit Committee and Compensation Committee.

Corporate Governance

Alliance’s business is managed under the direction of our Board, which selects our officers, delegates responsibilities for the conduct of our operations to those officers and monitors their performance. Our non-management directors meet regularly in executive session without the presence of our management. The position of presiding director of these executive sessions is selected by a majority of the non-management directors present.

Board Leadership Structure

The Board does not have a policy with respect to whether the role of the Chairman and the Chief Executive Officer should be separate and, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. Mr. Buckelew currently serves as the Chairman of the Board and Mr. Tomlinson currently serves as Chief Executive Officer. The Board has determined that this is the appropriate leadership structure for the company at this time because it permits our new Chief Executive Officer to focus on setting the strategic direction of the company and the day-to-day leadership and performance of the company, while permitting the Chairman to focus on providing independent guidance to the Chief Executive Officer and setting the agenda for Board meetings. The Board also believes that separation of the Chief Executive Officer and Chairman roles assists the Board in providing robust discussion and evaluation of strategic goals and objectives. This is particularly true given the stockholder composition of Alliance. Our Board includes three members designated by Oaktree and MTS, which collectively own approximately 51% of our outstanding Common Stock. As a result, Mr. Buckelew’s and Mr. Tomlinson’s authority is balanced by the strong presence of the Oaktree/MTS Board designees, Messrs. Bendikson, Harmon and Lane, whose interests are aligned with those of our stockholders as representatives of our major stockholder. Furthermore, five of our nine directors are independent under NASDAQ rules and contribute independent oversight to the Board. We do not have a formally designated “lead director,” although in practice certain directors do from time to time assume a lead director role depending on the matter being considered by the Board. Our Board acknowledges that no single leadership model is right for all companies at all times. As such, our Board periodically reviews its leadership structure and may, depending on the circumstances, choose a different leadership structure in the future.

Board Independence

Our Board has reviewed the independence of the members of our Board, in accordance with the guidelines set out in our Corporate Governance Guidelines (available at http://investors.alliancehealthcareservices-us.com/phoenix.zhtml?c=129994&p=irol-govhighlights) and applicable rules of The NASDAQ Stock Market LLC, or NASDAQ. As a result of the review, the Board has determined that each of Messrs. Bartos, Bendikson, Dimick, Lane and Samek qualifies as an independent director in accordance with NASDAQ rules.

In making its independence determinations, the Board considered the following:

•	Mr. Tomlinson is our current Chief Executive Officer and, therefore, is not independent as defined by the listing standards of NASDAQ.

•	Mr. Buckelew recently served as our interim Chief Executive Officer for a period of more than 12 months, and Mr. Viviano previously served as our Chief Executive Officer within the last three years, and as such, Messrs. Buckelew and Viviano are not independent as defined by the listing standards of NASDAQ.

•	A family member of Mr. Harmon serves as a partner of Deloitte & Touche LLP, the company’s external auditors, and as such, Mr. Harmon is not independent as defined by the listing standards of NASDAQ. Mr. Harmon’s family member does not participate in the audit of the company’s financial statements or provide any other services to the company.

•	Oaktree beneficially owns 4,980,523 shares of our Common Stock. Mr. Bendikson is a senior vice president of Oaktree Capital Management, L.P.

•	MTS beneficially owns 457,422 shares of our Common Stock. Mr. Lane is a member of MTS Health Investors, LLC.

•	Oaktree and MTS and their affiliates acquired 49% of our outstanding shares of Common Stock from Viewer Holdings LLC, an affiliate of Kohlberg, Kravis & Roberts & Co., L.P. (also referred to as KKR), on April 16, 2007, which we refer to as the KKR share purchase. The aggregate purchase price of approximately $153 million consisted of funds under management of Oaktree and MTS. In 2010, Oaktree and MTS purchased an additional 2,481,106 and 207,106 shares, respectively, of our Common Stock on the open market, which we refer to as the 2010 share purchases. As a result of the KKR share purchase and the 2010 share purchases, Oaktree and MTS beneficially owned an aggregate of approximately 51% of our outstanding shares of Common Stock as of April 14, 2014. In connection with the KKR share purchase, Oaktree and MTS obtained various management rights and rights to designate persons to our Board and committees of our Board under a Governance and Standstill Agreement that they entered into in connection with the KKR share purchase. They were also assigned registration rights under a registration rights agreement.

•	The Board further considered that under applicable NASDAQ rules, (i) the concern is independence from management, and ownership of even a significant amount of stock, by itself, is not a bar to an independence finding; (ii) Oaktree is comprised of eight principals and approximately 600 staff members with headquarters in Los Angeles and offices in 13 cities worldwide; and (iii) principals of MTS have been responsible for over 200 financing transactions and M&A and advisory assignments with an aggregate value of over $52 billion dollars, and MTS’s investment in Alliance was an ordinary course investment for MTS which represents only 4.3% of our outstanding shares of Common Stock. Accordingly, the Board determined that none of the above relationships with Alliance would impair the independence of either of Messrs. Bendikson or Lane.

Board and Committee Meetings

Our Board meets four times a year in regularly scheduled meetings. It may meet more often if necessary. The Board held 11 meetings in the fiscal year ended December 31, 2013, referred to as fiscal 2013. During fiscal 2013, all directors other than Messrs. Bendikson and Lane attended 75% or more of the total of (a) all meetings of the Board and (b) all meetings of committees of the Board on which such directors served. In addition to the formal meetings noted above, the Board and the committees of the Board are consulted frequently and sometimes act by written consent taken without a meeting. Our directors are invited to attend our 2014 Annual Meeting. Mr. Buckelew, who served as Alliance’s Chairman at the time, attended and presided over our 2013 Annual Meeting.

Executive management, in consultation with the Board, usually determines the agenda for the meetings. Board members receive the agenda and supporting information in advance of the meetings. Board members may raise other matters at the meetings. The chief executive officer, chief operating officer, chief financial officer, general counsel and other selected members of senior management make presentations to the Board at the meetings, and a substantial portion of the meeting time is devoted to the Board’s discussion of these presentations. Significant matters that require Board approval are voted on at the meetings. Board members have complete access to senior management.

Our Board currently has three committees: the Nominating and Corporate Governance Committee, the Compensation Committee and the Audit Committee. A current copy of the charter for each committee is available at http://investors.alliancehealthcareservices-us.com/phoenix.zhtml?c=129994&p=irol-govhighlights. The Board previously maintained a fourth committee, the Strategic Planning and Finance Committee, which was dissolved on March 25, 2014.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for the identification of qualified candidates to become Board and Board committee members; the selection of nominees for election as directors at annual stockholders meetings; the selection of candidates to fill Board vacancies; the development and recommendation to the Board of our Corporate Governance Guidelines; and oversight of the evaluation of the Board and management. The Nominating and Corporate Governance Committee’s current members are Messrs. Samek (Chairman), Dimick, Lane and Bendikson, each of whom served on the committee during 2013. The Nominating and Corporate Governance Committee was formed in April 2007 and met one time in fiscal 2013.

The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. The Nominating and Corporate Governance Committee, in recommending candidates (both new candidates and current Board members) for election or appointment, and the Board, in approving such candidates, take into account many factors, including the ability to make analytical inquiries, representation of significant stockholders, general understanding of marketing, finance, and other elements relevant to the success of a publicly traded company in today’s business environment, experience in our industry and with relevant social policy concerns, understanding of our business on a technical level, maintaining a diversity of viewpoints among Board members, other board service and educational and professional background. Each candidate nominee must also possess fundamental qualities of intelligence, honesty, good judgment, high ethics and standards of integrity, fairness and responsibility. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. The Nominating and Corporate Governance Committee specifically takes into account the importance of diversity of background and perspective among Board members. This is reflected in the diverse business and personal experience of Alliance’s directors as described in more detail above. The Nominating and Corporate Governance Committee assesses the effectiveness of its approach toward maintaining and encouraging diversity on the Board through the annual Board self-assessment as well as on-going feedback from Board members on an informal basis. We do not have a formal diversity policy pertaining to the selection of directors.

Stockholders may nominate candidates for election to our Board in accordance with our bylaws, a copy of which can be obtained by writing to our Secretary at Alliance HealthCare Services, Inc., 100 Bayview Circle, Suite 400, Newport Beach, CA 92660. In general, those nominations must be received in writing by our Secretary not less than 90 days nor more than 120 days before the first anniversary of the preceding year’s annual meeting, as set forth in our bylaws. The nomination must be accompanied by the name and address of the nominating stockholder and must state the number and class of shares held. It must include information regarding each nominee that would be required to be included in a proxy statement. The Nominating and Corporate Governance Committee will give appropriate consideration to candidates for Board membership recommended by stockholders, and will evaluate those candidates in the same manner as other candidates identified by the Nominating and Corporate Governance Committee.

Compensation Committee

The Compensation Committee is responsible for discharging the Board’s responsibilities relating to compensation of our executives, including by designing (in consultation with management or the Board), recommending to the Board for approval and evaluating our compensation plans, policies and programs. As part of these responsibilities, the Compensation Committee determines executive base compensation and incentive compensation and approves the terms of stock option and restricted stock grants pursuant to our equity plan. The Compensation Committee is also responsible for producing an annual report on executive compensation for inclusion in our proxy materials. Under its charter, the Compensation Committee is entitled to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, except that it is not permitted to delegate its responsibilities with respect to determination of the Chief Executive Officer’s compensation;

evaluation of the Chief Executive Officer’s performance; review of compensation, employment and severance agreements for all other executive officers; review of incentive-compensation and equity-based plans; compensation matters intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended, referred to as the Code; or compensation matters intended to be exempt from Section 16(b) under the Securities Exchange Act of 1934, as amended, pursuant to Rule 16b-3 under that Act. The Compensation Committee’s current members are Messrs. Bendikson (Chairman), Bartos, Lane and Samek. During fiscal 2013, the Compensation Committee held two meetings.

As described in the Compensation Discussion and Analysis, the Compensation Committee has directly engaged Frederic W. Cook & Co., Inc. (“F.W. Cook”), a nationally recognized consulting firm dedicated to assisting clients with compensation plan design for executives, key employees and boards of directors, to work with the Compensation Committee to assist it in the determination of the key elements of our compensation programs. F.W. Cook does not provide any other services to us.

After review and consultation with F.W. Cook, the Compensation Committee has determined that there are no conflicts of interest raised by the work of F.W. Cook currently nor were any conflicts of interest raised by the work performed during the year ended December 31, 2013. In reaching these conclusions, the Compensation Committee considered the factors set forth in applicable SEC and NASDAQ rules.

Audit Committee

The Audit Committee, which is solely responsible for appointing our independent registered public accounting firm, is also responsible for assisting our Board with its oversight responsibilities regarding: the integrity of our financial statements; our compliance with legal and regulatory requirements; our independent registered public accounting firm’s qualifications and independence; and the performance of our internal audit function and independent registered public accounting firm. The current members of the Audit Committee are Messrs. Dimick (Chairman), Bartos and Samek, each of whom served on the committee throughout 2013. Our Board has determined that each current member of the Audit Committee meets the NASDAQ composition requirements, including the requirements regarding financial literacy and financial sophistication, and the Board has determined that each member is independent under NASDAQ listing standards and the rules of the SEC regarding audit committee membership. Our Board has also determined that Mr. Dimick is an “audit committee financial expert” within the meaning of SEC rules.

Our Corporate Governance Guidelines provide that the members of the Audit Committee may not serve on the audit committee of more than two other public companies at the same time as they are serving on our Audit Committee unless our Board determines that such simultaneous service would not impair the ability of such member to effectively serve on our Audit Committee. Mr. Dimick currently serves on the audit committees of four public companies, in addition to our Audit Committee. In light of Mr. Dimick’s other commitments, our Board has concluded that his service on those four audit committees would not impair his ability to effectively serve on our Audit Committee. During fiscal 2013, the Audit Committee held eight meetings. For additional information concerning the Audit Committee, see “Report of the Audit Committee of the Board of Directors.”

Stockholders and other parties interested in communicating directly with our Audit Committee, our independent directors as a group, our non-management directors as a group or our presiding director of the executive sessions of the non-management directors may do so by writing to our Secretary at Alliance HealthCare Services, Inc. 100 Bayview Circle, Suite 400, Newport Beach, CA 92660. Our Secretary will review all such correspondence and forward to the Board a summary of that correspondence and copies of any correspondence that, in his opinion, deals with the functions of the Board or its committees or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by Alliance that is addressed to members of the Board and request copies of any such correspondence. Any concerns relating to accounting, internal controls or auditing matters will be brought to the attention of our Audit Committee and handled in accordance with the procedures established by our Audit Committee with respect to those matters.

Hotline for Accounting or Auditing Matters

As part of the Audit Committee’s role to establish procedures for the receipt of complaints regarding accounting, internal accounting controls or auditing matters, the Audit Committee established a hotline for the receipt of complaints regarding our accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees or stockholders of concerns regarding questionable accounting or auditing matters. Employees or stockholders may call (800) 799-4605 to make anonymous submission of their concerns.

Strategic Planning and Finance Committee

The Strategic Planning and Finance Committee, prior to its dissolution on March 25, 2014, was responsible for providing assistance to the Board in its oversight of our financial affairs, capital expenditure policy, investment policy, insurance programs and capital structure. The Strategic Planning and Finance Committee’s members for 2013 were Messrs. Buckelew (Chairman), Dimick, Harmon and Viviano. The Strategic Planning and Finance Committee was formed in 2012 as a replacement for the previously constituted Finance Committee and did not hold any meetings in fiscal 2013.

Pay Risk Assessment

The Compensation Committee and the Board as a whole perform an ongoing oversight of our compensation practices in light of the risks in our operations. The oversight includes, among other things, a review of management’s decision-making and policy-making structures and practices; the methodology used to define, update and measure short-term and long-term objectives; the effectiveness and nature of communications within Alliance and between management and our Board and other stakeholders; and our compliance policies, practices and programs. In general, based upon this review, each of the Compensation Committee and the Board believes that our compensation practices do not provide undue incentives for short-term planning or short-term financial awards, and do not reward unreasonable risk. You can find a more detailed description of the risk factors associated with our business in the “Risk Factors” section of our annual report on Form 10-K for the year ended December 31, 2013.

As described in more detail below, the Compensation Committee and the Board believe that our compensation policies and practices encourage actions that increase the value of Alliance and are well aligned with our strategic objectives. Based on management’s ongoing assessment of our compensation practices, and our review and discussion of the same with the Compensation Committee, we believe that our compensation policies and practices do not present risks that are reasonably likely to have a material adverse effect on Alliance. In evaluating our compensation policies and practices, a number of factors were identified which Alliance and the Compensation Committee believe discourage excessive risk-taking, including:

•	The base salaries we pay to our employees are fixed in amount, and thus the Compensation Committee and the Board do not believe that these base salaries encourage excessive risk-taking.

•	The Imaging division has established separate bonus and commission plans for its sales, marketing and operations teams. For the sales team, commissions are tied to signing service agreements with new customers and renewing service agreements with existing customers. The longer the term of the agreement and the higher the value of the agreement, the larger the commission. Also, if actual revenues generated by a particular deal are lower than what was projected in the original business model for the deal, we adjust the total commissions to reflect actual performance. Marketing staff receive bonuses based on achievement of budgeted revenue and scan volume targets. Operations team members receive bonuses based on achievement of budgeted revenue and “profit after lease,” as defined below in the Compensation Discussion and Analysis. Some operations team members also receive a transactional bonus based on customer renewals.

•	The Oncology division has established separate bonus and commission plans for its business development, marketing and operations teams. For the business development team, we pay bonuses when new deals are signed, based on the value of the particular deal. Also, if actual revenues generated by a particular deal are lower than what was projected in the original business model for the deal, we adjust the total commissions to reflect actual performance. Marketing staff are paid bonuses based on achievement of budgeted revenue. We pay the operations team bonuses based on achievement of budgeted revenue and profit after lease. Physicists and dosimetrists working for the Oncology division have up to 80% of their bonuses tied to quality components such as equipment safety and appropriate staffing levels. The Compensation Committee and Board believe that the Imaging division and Oncology division bonus and commission plans appropriately balance risk and the desire to focus our employees on specific short-term goals important to our success, and do not encourage unnecessary or excessive risk-taking.

•	Many of our employees are awarded long-term equity-based incentives that are important to help further align those employees’ interests with those of our stockholders. The Compensation Committee and Board do not believe that these equity-based incentives encourage unnecessary or excessive risk taking because their ultimate value is tied to our stock price.

The Board’s Role in Risk Oversight

The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and to enhance stockholder value. A fundamental part of the Board’s risk management oversight is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. The involvement of the full Board in setting our business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for us.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. The Board has delegated risk management responsibility with respect to legal and regulatory compliance, including compliance with the Sarbanes-Oxley Act of 2002, to the Audit Committee. The Audit Committee oversees the implementation of our Compliance Program, Records Retention Policy and Sarbanes-Oxley compliance as well as other compliance policies. The Audit Committee has a particular focus on financial risk, including internal controls, and receives an annual risk assessment report from our internal auditors. The Board has delegated responsibility for our directors and officers insurance programs to the Compensation Committee. The Audit Committee and Compensation Committee regularly report to the Board concerning risk management issues. Our Audit Committee assists the Board in fulfilling its oversight responsibility with respect to regulatory, healthcare compliance and public policy issues that affect us and works closely with our legal and regulatory groups. In addition, in setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with our business strategy.

Fiscal 2013 Directors’ Compensation

Our director compensation program for 2013 was the same as the revised compensation program we put in place for 2012. Under our revised compensation program for non-employee directors, we paid our non-employee directors an annual fee of $40,000 for their services as directors, payable in quarterly installments of $10,000 each. In addition, each director who is unaffiliated with Oaktree and MTS (each, an “Unaffiliated Director”) received a restricted stock unit award on December 31, 2013 with a number of units calculated as $40,000, divided by the average share price of our Common Stock over the 15-day period preceding the grant date, rounded down to the nearest whole unit. This restricted stock unit award will vest on December 31, 2014 if the Unaffiliated Director continues his service with us through that date. Also, each Unaffiliated Director received additional annual cash compensation of $40,000, payable quarterly in installments of $10,000 each, for his Board service during 2013. On December 31, 2013, each of Messrs. Bendikson, Harmon and Lane (the “Oaktree/MTS Directors”) received additional cash compensation of $80,000 for his Board service during 2013.

Our directors also received the following retainers for their service on committees of the Board of Directors and for serving as a chair of a committee for 2013:

Committee Chair Retainers
Audit	$30,000
Strategic Planning and Finance	25,000
Compensation	5,000
Nominating and Corporate Governance	5,000

Committee Member Retainers
Audit	$15,000
Strategic Planning and Finance	5,000
Compensation	5,000
Nominating and Corporate Governance	5,000

Pursuant to his offer letter dated May 31, 2012, Mr. Buckelew is entitled to director compensation for his services as Chairman of the Board for the period following the appointment of our Chief Executive Officer, Mr. Tomlinson, on October 1, 2013. Mr. Buckelew, who served as our interim Chief Executive Officer until October 1, 2013, is one of our named executive officers for 2013. A summary of Mr. Buckelew’s offer letter and all of Mr. Buckelew’s compensation for 2013, including director compensation for the period between October 1, 2013 and December 31, 2013, is covered in the “Executive Compensation” section below.

As in prior years, non-employee directors received reimbursement of travel expenses related to their Board service.

We have established a directors’ deferred compensation plan for all non-employee directors. No directors elected to participate in the directors’ deferred compensation plan in 2013, and only Mr. Dimick has an account balance under the directors’ deferred compensation plan. Upon retirement, separation from the Board or the occurrence of a change of control event, Mr. Dimick has the option of being paid cash or receiving Common Stock for his phantom shares.

Directors Compensation Table for Fiscal 2013

The following table summarizes the compensation earned during the fiscal year ended December 31, 2013 by each of our non-employee directors. Messrs. Tomlinson and Buckelew, who each served as our Chief Executive Officer during fiscal 2013, were two of our named executive officers for fiscal 2013 and information regarding compensation to them for fiscal 2013 (including director compensation paid to Mr. Buckelew after stepping down as our interim Chief Executive Officer on October 1, 2013) is presented below in the Summary Compensation Table for 2011 – 2013 Fiscal Years.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Scott A. Bartos	100,000	41,266	141,266
Aaron A. Bendikson	130,000	—	130,000
Neil F. Dimick	120,000	41,266	161,266
Michael P. Harmon	125,000	—	125,000
Curtis S. Lane	130,000	—	130,000
Edward L. Samek	105,000	41,266	146,266
Paul S. Viviano	85,000	41,266	126,266

(1)

Amounts in this column represent cash retainer fees paid during 2013. The annual fee paid to each of the Oaktree/MTS Directors for his services is $40,000, which is paid in equal quarterly installments to an investment fund, not to the Oaktree/MTS Directors individually, as specified by each Oaktree/MTS

Director. In addition, on December 31, 2013, in lieu of an annual restricted stock award, the Oaktree/MTS Directors each received additional cash compensation of $80,000 in consideration of his Board service during the year, which was paid to an investment fund, not to the Oaktree/MTS Directors individually, as specified by each Oaktree/MTS Director.
(2)	The amounts in this column are the aggregate grant date fair values computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (revised January 15, 2010), “Stock Compensation.” Assumptions made in the valuation of awards in the “Stock Awards” column can be found in Note 4 of the Consolidated Financial Statements in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, but exclude the impact of estimated forfeitures related to service-based vesting conditions. No stock or option awards were forfeited by any of our non-employee directors during fiscal 2013.
(3)	On December 31, 2013, each non-employee director other than the Oaktree/MTS Directors was automatically granted an award of 1,668 restricted stock units under our 2013 director compensation program. The grant date fair value of each of these awards was $41,266. In addition, as of December 31, 2013, each director had the following number of unvested restricted stock units: Mr. Bartos (1,668), Mr. Bendikson (0), Mr. Dimick (1,668), Mr. Harmon (0), Mr. Lane (0), Mr. Samek (1,668) and Mr. Viviano (1,668). Mr. Dimick also had 1,112 outstanding phantom shares in his account under our directors’ deferred compensation plan. No non-employee director in the table above had any outstanding option awards as of December 31, 2013. Messrs. Buckelew and Tomlinson had outstanding option awards as of December 31, 2013, but they are named executive officers for 2013 and information regarding their 2013 compensation and outstanding awards is provided below in the “Executive Compensation” section.

OWNERSHIP OF ALLIANCE COMMON STOCK

The following table sets forth certain information regarding beneficial ownership of the Common Stock as of April 14, 2014 by: (a) each person who is known by us to own beneficially more than 5% of our Common Stock; (b) each of our named executive officers (as defined in “Compensation Discussion and Analysis”); (c) by each of our directors and nominees for director; and (d) by all of our current executive officers and directors as a group.

Name	Common Stock Owned Beneficially(1)	Percentage of Shares Beneficially Owned(1)
Greater than 5% Stockholders:
OCM Principal Opportunities Fund IV, L.P.(2)	4,980,523	46.7%
MTS Health Investors LLC(3)	457,422	4.3%
Named Executive Officers: (4)
Percy C. Tomlinson(5)	0	*
Larry C. Buckelew(5)	129,541	1.2%
Howard K. Aihara	99,712	*
Michael J. Shea	116,872	1.1%
Richard W. Johns	42,132	*
Richard A. Jones	68,126	*
Directors:
Scott A. Bartos	526	*
Aaron A. Bendikson(2)	4,980,523	46.7%
Neil F. Dimick(6)	32,933	*
Michael P. Harmon(2)	4,980,523	46.7%
Curtis S. Lane(3)	457,422	4.3%
Edward L. Samek	43,821	*
Paul S. Viviano	53,555	*
All Current Executive Officers and Directors (13 persons)(7)	6,025,163	56.5%

*	Less than 1%
(1)	Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them and have an address in care of our principal office. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The percentages are based upon 10,669,363 shares outstanding as of April 14, 2014, except for certain persons who hold options that are presently exercisable or exercisable within 60 days of that date. The percentages for those parties who hold options that are presently exercisable or exercisable within 60 days of April 14, 2014 are based upon the sum of 10,669,363 shares outstanding plus the number of shares subject to options that are presently exercisable or exercisable within 60 days of April 14, 2014 held by them, as indicated in the following notes. We also deem shares representing deferred stock units credited to accounts in our Deferred Compensation Plan as of April 14, 2014 as outstanding for purposes of computing the share amount and the percentage ownership of the person to whose account those units are credited, but we do not deem them outstanding for purposes of computing the percentage ownership of any other person.
(2)

OCM Principal Opportunities Fund IV, L.P. (“POF IV”) is a limited partnership ultimately controlled by Oaktree Capital Group Holdings GP, LLC (“OCGH GP”). OCGH GP is a limited liability company managed by an executive committee, the members of which are Stephen A. Kaplan, Howard S. Marks, Bruce A. Karsh, Kevin Clayton, John B. Frank, Larry W. Keele, David M. Kirchheimer and Sheldon M. Stone (each, an “OCGH GP Member” and collectively, the “OCGH GP Members”). Each of Aaron A. Bendikson and Michael P. Harmon is a member of our Board and is an officer of Oaktree Capital Management, L.P., the investment manager of POF IV, which has the ability to direct the investment decisions of POF IV. Except to the extent of their respective pecuniary interest, each OCGH GP Member, Mr. Bendikson and Mr. Harmon disclaim beneficial ownership of any shares held by POF IV. The address of POF IV, OCGH GP, Oaktree Capital Management, L.P., each OCGH GP Member, Mr. Bendikson and Mr. Harmon is: c/o Oaktree Capital Management L.P., 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071.
(3)	MTS Health Investors L.L.C. is a limited liability company, the senior managing members of which are Curtis S. Lane and Oliver T. Moses. Mr. Lane is currently a member of our Board. Mr. Lane may be deemed to share beneficial ownership of any shares beneficially owned by MTS Health Investors L.L.C. Mr. Lane disclaims such beneficial ownership. The address of MTS Health Investors L.L.C. and Mr. Lane is: c/o MTS Health Investors L.L.C., 623 Fifth Avenue, New York, NY 10022.
(4)	Includes shares of our Common Stock that may be acquired as of or within 60 days of April 14, 2014 through the exercise of stock options as follows: Mr. Tomlinson (0), Mr. Buckelew (100,000), Mr. Aihara (47,932), Mr. Shea (95,000), Mr. Johns (42,132), and Mr. Jones, (52,068). Also includes shares of our Common Stock that may be acquired within 60 days of April 14, 2014 through the vesting of restricted stock unit awards as follows: Mr. Tomlinson (0), Mr. Buckelew (0), Mr. Aihara (0), Mr. Shea (9,440), Mr. Johns (0), and Mr. Jones (0).
(5)	On October 1, 2013, Mr. Buckelew stepped down as our Interim Chief Executive Officer but remained Chairman of the Board, and Mr. Tomlinson was appointed our Chief Executive Officer and a member of the Board.
(6)	This amount also includes 1,112 phantom shares issuable under our directors’ deferred compensation plan upon retirement, separation from the Board or the occurrence of a change of control.
(7)	This amount includes 337,132 shares issuable upon exercise of stock options that are exercisable as of or within 60 days after April 14, 2014, and includes 9,440 shares that may be acquired within 60 days after April 14, 2014 through the vesting of restricted stock unit awards. This amount also includes 1,112 phantom shares issuable under our directors’ deferred compensation plan upon retirement, separation from the Board or the occurrence of a change of control.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

When we refer to our “executives” or “executive officers” in this section, we mean:

•	Percy C. Tomlinson, President and Chief Executive Officer (CEO), effective October 1, 2013;

•	Larry C. Buckelew, Chairman of the Board and former Interim CEO until October 1, 2013;

•	Howard K. Aihara, Executive Vice President and Chief Financial Officer (CFO);

•	Michael J. Shea, Chief Operating Officer (COO);

•	Richard W. Johns, Executive Vice President, General Counsel and Secretary; and

•	Richard A. Jones, President, Alliance Imaging Division.

Under Securities and Exchange Commission rules, the individuals listed above are considered our “named executive officers” for fiscal 2013 and are listed in the “Summary Compensation Table for 2011—2013 Fiscal Years.”

Executive Summary

We are a leading national provider of advanced outpatient diagnostic imaging and radiation therapy services, based upon annual revenue and number of systems deployed. Managing and growing our business requires a management team of dedicated, experienced and talented executives. Our executives are accountable for the performance of the company and the division(s) they manage and are compensated primarily based on that performance.

Fiscal 2013 was another successful and important year for the company as we seek to execute on our strategy to re-establish Alliance as a growth company. For 2013, we achieved revenue of $448.8 million and adjusted EBITDA (as defined below) of $147.4 million. We continued to execute on the plan we put in place in 2011 to prune unprofitable sites, which we believe will allow us to focus on strengthening our key strategic relationships. We also completed a refinancing of our debt structure that we estimate will save the company approximately $17 million in cash interest expense annually. Most importantly, our stock price nearly quadrupled between the first and last days of the fiscal year, which we believe is a reflection of these significant actions and achievements throughout the year.

We believe that executive compensation for 2013 was consistent with our compensation philosophy and objectives (as described below) and with our performance during the year. The following discussion summarizes in more detail our executive compensation program, including our compensation philosophy and objectives, the processes and sources of input that are considered in determining executive compensation, and an analysis of the compensation paid to or earned by executive officers for 2013.

Our Executive Compensation Philosophy and Objectives

Purpose of Compensation

We have designed our executive compensation program to attract talented individuals to lead, manage and operate all aspects of our business and reward and retain executives who continue to meet our high expectations over time. Our executive compensation program combines short- and long-term components, cash and equity, and fixed and contingent payments in the amounts and proportions that we believe are most appropriate to incentivize and reward our executive officers for achieving our objectives. Our executive compensation program also is intended to make us competitive in our industry, where there is considerable competition for talented executives.

Compensation Objectives

Our Compensation Committee has designed our executive compensation to be significantly performance-based. The Compensation Committee believes that compensation we pay to our executives should align closely with our performance on both a short-term and long-term basis; should be linked to specific, measurable results intended to create value for stockholders; and should assist us in attracting and retaining key executives critical to our long-term success.

More particularly, our compensation program strives to achieve the following objectives:

•	attract and retain individuals of superior ability and managerial talent;

•	ensure executive compensation is aligned with our corporate strategies, business objectives and the long-term interests of our stockholders;

•	increase the incentive to achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas; and

•	enhance the executives’ incentive to increase our stock price and maximize stockholder value, as well as promote retention of key people, by providing a portion of total compensation opportunities for senior management in the form of direct ownership in Alliance through stock options and/or restricted stock units.

To achieve these objectives, we pay our executive officers competitively, consistent with our success and their contribution to that success. We ensure that a significant portion of compensation directly relates to our stock performance and other factors that directly and indirectly influence stockholder value. Accordingly, the Compensation Committee sets goals designed to link each executive’s compensation to identified key measures of our performance and the executive’s own performance. Consistent with this performance-based philosophy, our executive officer compensation includes a significant incentive-based component in addition to a base salary. The Compensation Committee reserves for our named executive officers the largest potential compensation awards for performance- and incentive-based programs.

The elements of our executive compensation include the following:

•	annual base salary;

•	annual cash bonus opportunity in accordance with our Executive Incentive Plan;

•	long-term incentive awards in accordance with our 1999 Equity Plan;

•	retention bonuses in circumstances in which we deem it prudent; and

•	additional benefits and perquisites.

Generally, our Compensation Committee allocates total compensation between cash and equity based in part on a review of peer group healthcare services companies of comparable size, as discussed below. The allocation reflects what the members of the Compensation Committee believe to be an appropriate balance between short-term incentives and long-term incentives to align the interests of our executive officers with stockholders. Our Compensation Committee annually evaluates the balance between equity and cash compensation among executive officers.

Determination of Executive Compensation

Role of the Compensation Committee

The Compensation Committee evaluates the performance of our CEO and has the sole authority to approve his compensation. The Compensation Committee reviews and makes compensation determinations with respect to all compensation for all other executive officers. To aid the Compensation Committee in making its determinations, the CEO provides recommendations annually to the Compensation Committee regarding the compensation of all other executive officers.

Role of Executive Officers

In connection with the determination of compensation awards, our CEO evaluates the performance of each member of our executive management team. Each of them in turn participates in an annual performance review with the CEO to provide input about the member’s contributions to our company for the relevant period. The Compensation Committee annually reviews the performance of our executive management team, and our CEO’s assessments of that performance, when making its compensation determinations.

Compensation Benchmarking and Peer Group

The Compensation Committee considers the compensation paid by a peer group of healthcare services companies in determining base salaries, target bonus percentages, discretionary equity grants and allocation of total compensation between cash and equity. This approach enables us to offer competitive compensation packages to our executives and also ensures that our cost structures will allow us to remain competitive in our markets. In setting annual cash compensation opportunities and determining equity grants, the Compensation Committee considers the peer group data but does not target any specific positioning for the compensation components or total compensation.

In late 2010, for use in the 2011 compensation review, the Compensation Committee directly engaged F.W. Cook to work with management and the Compensation Committee to assist it in the determination of the key elements of the compensation programs. At the Compensation Committee’s direction, F.W. Cook evaluated a number of factors, including total cash compensation, existing equity awards and share ownership, cash bonuses to retain executive officers and the relative experience and responsibilities of executives. F.W. Cook also prepared a summary comparison of Alliance’s various compensation components and total compensation to the peer group data. F.W. Cook provided data and analysis to the Compensation Committee with respect to competitive practices and the amounts and nature of compensation paid to executives, which we collectively refer to in this discussion as the 2011 report.

In making its decisions for 2013, the Compensation Committee retained F.W. Cook to update the 2011 report, which updated report we refer to as the 2013 report. In setting the compensation of our executives in 2013, our Compensation Committee reviewed the 2013 report and used it as a general point of reference in evaluating the competitive market. The Compensation Committee did not significantly alter the compensation programs applicable to our named executive officers from the programs that were previously established by the Compensation Committee based upon its consideration of the 2011 report. All references or comparisons to our peer group in this Proxy Statement refer to the peer group described in the 2013 report and below.

The peer group used in the 2013 report was comprised of the following 10 companies recommended by F.W. Cook and agreed to by the Compensation Committee: Amedisys Inc.; AMN Healthcare Services, Inc.; AmSurg Corp.; Cross Country Healthcare, Inc.; Hanger Orthopedic Group, Inc.; Healthways, Inc.; IPC The Hospitalist Company, Inc.; Radnet Inc.; Rotech Healthcare Inc. and U.S. Physical Therapy, Inc. The Compensation Committee believes that this group of companies provides an appropriate peer group because the companies are primarily engaged in healthcare services and healthcare facilities; they balance Alliance’s relative size in terms of revenue; earnings before interest, taxes, depreciation and amortization (EBITDA); market cap and enterprise value; and they were all included in the company’s peer group in the 2011 report. For the 2013 report, American Dental Partners was removed from the peer group due to its acquisition by a private equity firm in 2012, and Air Methods was removed from the peer group because its market capitalization is significantly larger than the company’s and is no longer comparable to the company.

Stockholder Advisory Vote on Executive Compensation

At our 2011 annual meeting of stockholders, our stockholders approved, on an advisory basis, the compensation of our named executive officers with an approval rating of approximately 84% of votes cast. In light of this support, the Compensation Committee did not change the overall design of our compensation programs during 2013. Because our stockholders voted at the 2011 annual meeting of stockholders to hold future advisory votes on the compensation of our named executive officers every three years, we are holding an advisory say-on-pay vote at this 2014 annual meeting of stockholders. See Proposal No.  3 below.

Elements of our Executive Compensation Program

The following sections describe each element of our direct compensation program in more detail.

Annual Base Salary

The Compensation Committee establishes base salaries for executive officers based on the scope of their responsibilities, individual contribution, prior experience, sustained performance, competitive salary levels within the peer group of companies and company budget. Based on proxy data described in the 2013 report, base salary for Mr. Buckelew while he served as our CEO through October 1, 2013, exceeded the 75th percentile of the peer group data. The Compensation Committee determined that this was appropriate in light of the fact that Mr. Buckelew was not eligible for a cash bonus opportunity during his employment. Base salaries for the remaining executive officers in 2013 generally fell 10% to 20% below the median of our peer group companies, except for Mr. Shea whose base salary fell between the median and 75th percentile of our peer group. The Compensation Committee sets the base salary of each of our named executive officers each year based significantly on individual performance, as assessed by the Compensation Committee with input from the CEO regarding executives other than himself. The Compensation Committee also considers how the executive’s base salary compares with the peer group generally, but the Compensation Committee does not target any specific level of base salary for the executives as compared to the peer group. Any increase in salary is discretionary, and our executives receive no formulaic base salary increases.

The Compensation Committee established the initial annual base salary rate for Mr. Tomlinson prior to his appointment as Chief Executive Officer in October 2013, after an analysis of comparable peer company data in consultation with F.W. Cook, and consideration of opportunity costs that he would incur by accepting this role.

None of our named executive officers received a base salary increase for 2013.

The base salaries of our named executive officers are set forth below:

Name and Title	2011 Salary	2012 Salary	2013 Salary
Percy C. Tomlinson, President and Chief Executive Officer	N/A	N/A	$600,000
Larry C. Buckelew, Chairman of the Board and Former Interim Chief Executive Officer(1)	N/A	$1,400,000	No change
Howard K. Aihara, Executive Vice President and Chief Financial Officer	$294,580	No change	No change
Michael J. Shea, Chief Operating Officer	N/A	$500,000	No change
Richard W. Johns, Executive Vice President, General Counsel and Secretary	N/A	$325,000	No change
Richard A. Jones, President, Imaging Division	$265,000	$300,000	No change

(1)	Represents the annual base salary paid to Mr. Buckelew while employed as our interim Chief Executive Officer through October 1, 2013. Effective October 1, 2013, Mr. Buckelew serves only as our Chairman of the Board and is entitled only to director compensation, which is summarized below in the “Description of Compensation Arrangements for Named Executive Officers” section.

Annual Cash Bonus Opportunity

Other than Mr. Buckelew, who was not eligible for an annual cash bonus for 2013 under his offer letter with us, our named executive officers participate in an annual bonus plan called the Executive Incentive Plan.

Target Bonus Opportunity. The Compensation Committee generally assigns to each of our executives an annual target bonus that is stated as a percentage of his annual base salary. The percentage target increases along with the executive’s responsibilities within our company and with the named executive officer’s ability to influence the overall results of our company. For 2013, in accordance with Mr. Tomlinson’s offer letter, the target bonus opportunity for Mr. Tomlinson was 85% of his annual base salary, pro-rated to reflect his employment with the company for only one quarter of the performance period (from October 1, 2013 through December 31, 2013). The Compensation Committee also set the following target bonus percentages for the other named executive officers: Mr. Shea, COO—85% of annual base salary, and Mr. Aihara, our CFO, Mr. Johns, and Mr. Jones—75% of annual base salary each. The Compensation Committee determined that these percentages appropriately reflected the responsibilities held by each officer and his ability to affect the success of our company. In the case of Mr. Aihara, his target bonus percentage is consistent with his employment agreement, which is summarized below. We do not have a formal policy on adjustment or recovery of cash bonus awards if we restate our financial statements after payment of the awards.

Under the Executive Incentive Plan, the target annual bonus opportunity is earned based on achievement against three performance measures:

(1)	“profit after lease” or “Company PAL” component—40% of the 2013 bonus opportunity;

(2)	individual performance objectives (“Performance Objectives”) based primarily on the executive’s responsibilities within our company—40% of the 2013 bonus opportunity; and

(3)	return on capital component—20% of the 2013 bonus opportunity.

Company PAL Component. The Company PAL component constituted 40% of the annual bonus opportunity in 2013. “Company PAL” means revenue net of the following: cost of revenue, SG&A expenses, equity earnings in unconsolidated joint ventures, other income and expenses, minority interest and internal lease expense. The actual bonus amount payable with respect to the Company PAL component ranges from 0% to 175% of the target bonus amount, with the higher our Company PAL against the established target, the higher the bonus percentage relative to this component. The purpose of basing a significant portion of executives’ annual bonus on Company PAL is to motivate executives to maximize earnings from our operations. In 2013, our Company PAL target was $49.5 million. We achieved Company PAL of $50.3 million, which was calculated as $448.8 million in revenue under generally accepted accounting principles, net of $398.5 million in cost of revenue, SG&A expenses, equity earnings in unconsolidated joint ventures, other income and expenses, minority interest and internal lease expense. This achievement level was 101.6% of the target, which resulted in bonus payouts under the Executive Incentive Plan for the Company PAL component of 103.2% of the target bonus amount.

Performance Objectives Component. In 2013, the Compensation Committee based 40% of the incentive bonus opportunity for our named executive officers on the executive’s performance compared to his individual Performance Objectives. The actual bonus amount payable with respect to the Performance Objectives component ranges from 0% to 175% of the target bonus amount. Due to the number of Performance Objectives assigned to each named executive officer, no individual Performance Objective is material to the total compensation paid to a named executive officer. The Compensation Committee has set Performance Objectives to be difficult to attain in light of budget projections and past experience and does not expect the executive officer to attain them with average or below average effort or performance. Many Performance Objectives require the subjective judgment of our Board.

Please see the following summaries of the individual Performance Objectives assigned to each named executive officer and the Compensation Committee’s assessment of his achievement of his Performance Objectives.

Chief Executive Officer—Percy C. Tomlinson

Mr. Tomlinson’s Performance Objectives for 2013 included goals such as achievement of key strategic goals for both the Imaging and Oncology Divisions, achievement of the company’s adjusted EBITDA goal and implementation of investor relations and internal communications plans. No single Performance Objective for Mr. Tomlinson had a material effect on the total compensation payable or paid to him. Mr. Tomlinson achieved his Performance Objectives at 100% during 2013.

Executive Vice President and Chief Financial Officer—Howard K. Aihara

Mr. Aihara’s Performance Objectives for 2013 included such goals as improving compliance and training metrics, cash and cost management, profitability goals, and goals related to talent retention. No single Performance Objective for Mr. Aihara had a material effect on the total compensation payable or paid to him. Mr. Aihara achieved his Performance Objectives at 75% during 2013.

Chief Operating Officer—Michael J. Shea

Mr. Shea’s Performance Objectives for 2013 included such goals as revenue growth, compliance and training improvement, profitability goals, patient satisfaction, and key personnel recruitment, selection, management, integration and mentoring. No single Performance Objective for Mr. Shea had a material effect on the total compensation payable or paid to him. Mr. Shea achieved his Performance Objectives at 70% during 2013.

Executive Vice President, General Counsel, and Secretary—Richard W. Johns

Mr. Johns’ Performance Objectives for 2013 included such goals as improving compliance program and investor relations, major litigation planning, and successful conclusion of arbitration and related matters. No single Performance Objective for Mr. Johns had a material effect on the total compensation payable or paid to him. Mr. Johns achieved his Performance Objectives at 100% during 2013.

President, Imaging Division—Richard A. Jones

Mr. Jones’ Performance Objectives for 2013 included such goals as revenue growth, compliance and training improvement, profitability goals, patient satisfaction, and key personnel recruitment, selection, management, integration and mentoring, in each case with respect to the Imaging Division. No single Performance Objective for Mr. Jones had a material effect on the total compensation payable or paid to him. Mr. Jones achieved his Performance Objectives at 85% during 2013.

Return on Capital Component. The return on capital component (the “ROC Component”) constituted 20% of the annual bonus opportunity in 2013. The ROC Component is measured with respect to (1) investments in fixed-site imaging centers and radiation oncology centers (collectively, the “de novo investments”) and (2) acquisition investments. For Mr. Jones, President of our Imaging Division, the ROC Component is based solely on investments for the Imaging Division. For the remaining executive officers, the ROC Component is based on an aggregate of investments in both the Imaging Division and the Oncology Division since these executives are responsible for company-wide achievement. The return on capital is determined based on EBIT (defined as earnings before interest and income taxes), divided by total capital expended, in each case with respect to the particular investment. For the de novo investments, this return on capital is measured against a return on capital expectation established by the Compensation Committee. For the acquisition investments, the return on capital is measured against the return on capital target for the particular acquisition established by the Board. Achievement of the ROC Component is calculated based on a weighted average of the de novo and acquisition investments achievement levels, with payment ranging from 0% to 175% of the target bonus amount. The Board of Directors considers our success in developing these de novo centers and in strategically investing in acquisitions to be critical components for our overall success.

The ROC Component will be measured and paid two and three fiscal years after the particular investment is made. For example, for the 2013 de novo and acquisition investments, the return on capital achievement levels will be calculated based on 2015 performance. One-half of the amounts calculated will be paid with respect to 2015 performance. The return on capital will again be calculated based on 2016 performance, and the full bonus amount, less the amount already paid for 2015, will be paid with respect to 2016 performance. The purpose of this deferral in measurement is to encourage our executives to make sound long-term investments and to allow for these investments to mature over time.

For the 2013 bonus payout, we calculated the ROC Component with respect to the de novo and acquisition investments made in 2010 and 2011, with Messrs. Tomlinson, Shea, and Johns not being eligible for a payout under this component due to their not being employed with the company at the time these investments were made.

For 2010, the Imaging Division achieved a 13.8% return on capital for de novo investments (against a 15% target), resulting in an achievement rate of 76%, and achieved a return on capital for acquisition investments corresponding to a 132% achievement rate. On a weighted average basis, this resulted in a 106% blended achievement bonus payout related to 2010 investments for Mr. Jones. The company as a whole achieved a 13.8% return on capital for de novo investments (against a 15% target), resulting in an achievement rate of 76%, and did not meet the minimum return on capital for aggregate acquisition investments in 2010. Accordingly, on a weighted average basis, this resulted in a 17.7% blended achievement bonus payout related to 2010 investments for Mr. Aihara. The amount earned based on this performance, less the amount paid last year based on 2012 performance, was paid for 2013.

For 2011, the Imaging Division achieved a 25.9% return on capital for de novo investments (against a 15% target), resulting in an achievement rate of 175%, and did not make any acquisition investments. On a weighted average basis, this resulted in a 175% blended achievement bonus payout related to 2011 investments for Mr. Jones. The company as a whole achieved a 24% return on capital for de novo investments (against a 15% target), resulting in an achievement rate of 170%, and achieved a return on capital for acquisition investments corresponding to a 175% achievement rate. Accordingly on a weighted average basis, this resulted in a 174.3% blended achievement bonus payout related to 2011 investments for Mr. Aihara. One-half of the amount earned based on this performance was paid for 2013, with the remaining amount to be earned and payable based on return on capital performance in 2014.

Fiscal 2013 Bonus Calculation. In summary, for 2013 we paid the following bonuses to our named executive officers under the Executive Incentive Plan, which amounts are included in the Non-Equity Incentive Plan Compensation column of the “Summary Compensation Table for 2011—2013 Fiscal Years” below:

	PAL Component— 40%		MBO Component— 40%		ROC Component— 20%
Name	PAL Payout %	PAL Bonus Amount	MBO Payout %	MBO Bonus Amount	2010 ROC %	2010 ROC Bonus Amount	2011 ROC %	2011 ROC Bonus Amount	Total Fiscal 2013 Bonus
Percy C. Tomlinson	103.2%	$53,065	100%	$51,419	NA	NA	NA	NA	$104,484	(1)
Howard K. Aihara	103.2%	$91,202	75%	$66,281	17.7%	$3,058	174.3%	$57,767	$218,308
Michael J. Shea	103.2%	$175,440	70%	$119,000	NA	NA	NA	NA	$294,440
Richard W. Johns	103.2%	$100,620	100%	$97,500	NA	NA	NA	NA	$198,120
Richard A. Jones	103.2%	$92,880	85%	$76,500	106%	$22,069	175%	$51,028	$242,477

(1)	Mr. Tomlinson’s bonus is pro-rated to reflect his employment with the company commencing on October 1, 2013.

In addition to our Executive Incentive Plan, our Board of Directors or our Compensation Committee may from time to time award discretionary cash bonuses to our executives based on significant contributions to our company.

Long-Term Incentive Compensation

Annual Long-Term Incentive Program (LTIP) Awards. In May 2013, with the assistance of F. W. Cook & Co., we adopted a new long-term incentive program (“LTIP”) under which executive officers and other eligible employees may be granted on an annual basis a combination of stock options and annual performance cash awards payable based on achievement against a pre-established adjusted EBITDA goal (referred to as “EBITDA Awards”) for the year. The Compensation Committee has established annual LTIP grant guidelines for each executive officer, which are based on the individual’s position level and are expressed as a percentage of annual salary. These LTIP grant guidelines are one factor the Compensation Committee considers when determining the grant value of the annual awards to each executive under the LTIP. The Compensation Committee also considers the recommendation of our Chief Executive Officer (other than for the Chief Executive Officer’s LTIP award) and a subjective evaluation of the executive’s responsibilities, individual performance, current compensation package, value of unvested equity awards and expected future contributions and value to the company. Once the grant value for these executives is determined, the Compensation Committee determines the appropriate allocation of the grant value between stock options and EBITDA Awards.

Although the LTIP awards are expected to be granted early in the fiscal year for future years, for 2013 the awards were granted in May 2013 in connection with the adoption of the LTIP. As described in more detail below, Messrs. Tomlinson and Shea did not participate in the LTIP for 2013. Their offer letters, which are summarized below, provided for the grant of certain equity awards for 2013 in lieu of participation in the 2013 LTIP. After reviewing the LTIP guidelines for each executive officer and the other factors described in the preceding paragraph, the Compensation Committee determined to provide LTIP awards equal to the LTIP guideline applicable to each such executive and to split the award values evenly between stock options (based on a Black-Scholes valuation as of the grant date) and EBITDA Awards (based on the target award value). One of the principal factors in making this determination was a strong desire to stress internal parity and to balance both short-term and long-term objectives.

Name	LTIP Guideline as % of Salary	Approx. LTIP Grant Value Approved	LTIP Grant Value as % of Base Salary	Value Allocated to Stock Options	Value Allocated to Target EBITDA Award
Percy C. Tomlinson	N/A	N/A	N/A	N/A	N/A
Howard K. Aihara	50%	$147,290	50%	50% ($73,645)	50% ($73,645)
Michael J. Shea	N/A	N/A	N/A	N/A	N/A
Richard W. Johns	50%	$162,500	50%	50% ($81,250)	50% ($81,250)
Richard A. Jones	50%	$150,000	50%	50% ($75,000)	50% ($75,000)

The stock options were granted with an exercise price equal to the closing price of our Common Stock on the NASDAQ Stock Market on the date of grant and generally vest in three equal installments on the first three anniversaries of the grant date. We believe that stock options, which provide a reward to the executive only if the market price of the underlying shares increases over time, are inherently performance-based and serve as an effective means to achieve our compensation objective of motivating our executives to contribute to the long-term growth and profitability of our company and thereby create value for our stockholders. Stock options also function as a retention incentive for our executives as they generally vest and become exercisable in periodic installments over a three-year period, contingent upon the executive’s continued employment.

The EBITDA Awards represent the right to receive a bonus payment, the amount of which is specified in the award agreement, if the company meets or exceeds the 2013 target adjusted EBITDA established by the Compensation Committee for the year. For this purpose, adjusted EBITDA means net income (or loss) under generally accepted accounting principles, before: interest expense; income taxes; depreciation and amortization expense; income (or loss) related to minority interests; severance or other restructuring expenses; acquisition fees or costs; costs related to debt financing; non-cash charges such as share-based compensation, impairment charges and other non-cash charges included in other income (or expense). Adjusted EBITDA is determined by the Compensation Committee taking into account adjustments that the Compensation Committee believes are appropriate, such as for acquisitions or dispositions during the year. If the target adjusted EBITDA is not met, any amount earned under the award will be at the Compensation Committee’s discretion. If an amount is payable under the EBITDA Award, then one-third (1/3) of the amount of the award will vest and become payable as of December 31 of that year. The remaining two-thirds (2/3) of the amount of the award will vest and become payable in equal installments on December 31 of each of the next two years, subject to the executive’s continued employment through the applicable vesting date. The purpose of the EBITDA Awards is to focus executives on the achievement of an important financial operating objective and to encourage retention over the vesting period of the award.

The target adjusted EBITDA for 2013 was $137.4 million, and the actual achievement was $134.4 million, which was calculated as $(21.5) million in net loss under generally accepted accounting principles, plus $155.9 million in interest expense; income taxes; depreciation and amortization expense; severance or other restructuring expenses; acquisition fees or costs; costs related to debt financing; non-cash charges such as share-based compensation, impairment charges and other non-cash charges included in other income (or expense). As such, the adjusted EBITDA target was not satisfied for 2013. Notwithstanding, the Compensation Committee approved a discretionary payout under the EBITDA Awards equal to 75% of the target award value due to the company’s significant achievements throughout the year and the high degree of difficulty reflected in the target goal. One-third of the amount approved for each EBITDA Award was paid in early 2014 and is included in the Bonus column of the “Summary Compensation Table for 2011—2013 Fiscal Years.” The remaining two-thirds of the amount approved for each EBITDA Award will be payable in two equal installments shortly after completion of the 2014 and 2015 fiscal years, subject to the executive’s continued employment. Earned but unpaid EBITDA Award amounts may become payable earlier in connection with a change in control of the company or in connection with a termination of the executive’s employment by the company without cause or by the executive for good reason.

New Hire Stock Option Grants to New CEO. As indicated above, on July 29, 2013, we entered into an offer letter pursuant to which Mr. Tomlinson was appointed our Chief Executive Officer effective October 1, 2013. Pursuant to his offer letter, Mr. Tomlinson was granted a new-hire stock option award with an estimated grant date fair value of $900,000. The stock option award vests in three equal installments on each of the first three anniversaries of the grant date. In lieu of a separate grant pursuant to our 2014 LTIP, Mr. Tomlinson was granted a second stock option award with an estimated grant date fair value of $600,000. The stock option award vests in three equal installments on the second, third and fourth anniversaries of the grant date. Mr. Tomlinson will be eligible to participate in the LTIP commencing with the 2015 fiscal year. The Compensation Committee approved the offer letter and the grants provided therein, and determined that they were appropriate and advisable to incent Mr. Tomlinson to join the company and to focus on driving the long-term success of the company.

Restricted Stock Unit (RSU) Grants to COO. On May 31, 2012, we entered into an offer letter pursuant to which Mr. Shea was appointed our Chief Operating Officer. Pursuant to his offer letter, on December 31, 2013, Mr. Shea was entitled to a deferred signing bonus equal to $173,000, 30% of which was payable in fully vested restricted stock units and the remaining 70% payable in cash. The offer letter also provided that Mr. Shea would be eligible for an additional award of 15,000 stock options based upon Mr. Shea’s achievement of the MBO and Company PAL targets for 2013 established by the Board and summarized above in the discussion on the Executive Incentive Plan. On March 11, 2014, the Compensation Committee determined that the Company PAL target was achieved for 2013 and that Mr. Shea achieved his MBOs at a rate of 70% (as indicated above in the discussion of the 2013 Executive Incentive Plan). As such, the Compensation Committee approved the grant of 10,500 stock options (or 70% of 15,000) to Mr. Shea. The stock option award vests in three equal installments on each of the first three anniversaries of the grant date. These restricted stock unit and stock option grants were in lieu of Mr. Shea receiving a separate LTIP award for 2013. The Compensation Committee approved the offer letter and the grants provided therein, and determined that they were appropriate and advisable to incent Mr. Shea to join the company and to focus on driving the long-term success of the company.

Special Long-Term Incentive Awards. In addition to our annual LTIP awards and awards granted to newly hired executives, we may from time to time grant special equity awards to achieve specific objectives such as retention. For example, on November 22, 2010, the Compensation Committee approved an equity award to Mr. Aihara (in the form of stock options and restricted stock units) and Mr. Jones (in the form of restricted stock units) to be granted to the executive on January 1, 2013 and vesting on December 31, 2013, in each case subject to the executive’s continued employment. These awards were approved and granted to encourage the retention of the executive.

Cash Retention Bonuses. On December 13, 2011, the Compensation Committee of our Board of Directors adopted a retention bonus plan for some of our named executive officers. Given the low level of our stock price and that many of the options previously granted to our named executive officers had exercise prices that were materially greater than our stock price, our Compensation Committee, with the advice of a compensation consultant and input from our Chief Executive Officer, determined that it was prudent to grant cash retention bonuses to some of our named executive officers in an effort to ensure that we retain their services in a difficult environment. The Compensation Committee granted bonuses in the amounts listed to the following named executive officers, with each amount being equal to the target annual bonus percentage of that executive multiplied by his base salary in effect for 2012.

Name and Title	Amount of Retention Bonus
Howard K. Aihara, Executive Vice President and Chief Financial Officer	$221,000
Richard A. Jones, President, Imaging Division	$199,000

Each bonus arrangement is evidenced by a letter agreement dated January 31, 2012, which provides that the bonus will be payable on the closest pay date following January 31, 2014 if the officer remains an employee in good standing through that date. If the officer chooses to voluntarily terminate his employment with our company at any time before the bonus is paid, he will not be eligible to receive the bonus or any portion of it. If the officer’s employment is terminated “without cause” (as defined in the letter agreement) prior to January 31, 2014, the officer will receive 100% of the bonus. Both executives remained employed with the company through January 31, 2014, and the retention bonuses were paid to the executives at the first pay date following January 31, 2014. These amounts will be included in the Summary Compensation Table for the 2014 fiscal year.

Employment Agreements, Offer Letters and Severance Agreements

Employment Agreements and Offer Letters

The Compensation Committee does not have an established policy for entering into employment agreements or offer letters with executive officers. Generally, absent other factors, the Compensation Committee’s intent is to retain the flexibility to review and adjust compensation to our executive officers on at least an annual basis. In certain circumstances, however, particularly at the senior executive level, we have entered into employment agreements or offer letters with our executive officers where we determined that the retention of the executive was critical to our future success. In these cases, we may agree to fix some or all of the executive’s compensation for the term of the agreement.

For example, in connection with our executive reorganizational efforts of the last couple of years, we entered into offer letters with Mr. Buckelew, our former interim Chief Executive Officer and current Chairman of the Board, Mr. Tomlinson, our Chief Executive Officer, and Mr. Shea, our Chief Operating Officer. We also previously entered into an employment agreement with Mr. Aihara, our Chief Financial Officer. These employment agreement and offer letters, which are summarized more thoroughly below in the section “Description of Compensation Arrangements for Named Executive Officers,” generally set forth a minimum annual base salary and annual target bonus opportunity for the executive during the term of employment. These agreements also provide for certain equity awards to be granted to the executive upon or following commencement of employment, which are intended to provide retention, to align the executive’s interests with those of stockholders and, in some cases, to make the executive whole for compensation forfeitable upon leaving a previous employer. The Compensation Committee, generally after consultation with F.W. Cook, has approved these agreements and determined that they are appropriate and advisable to maintain a consistent, focused and motivated executive leadership team.

Severance and Change in Control Benefits

Our executive officers are eligible to receive certain severance and change in control benefits under various agreements with us. Our philosophy is that, outside of a change in control context, severance protections are only appropriate in the event an executive’s employment is involuntarily terminated by us without “cause” or is voluntarily terminated by the executive for “good reason.” In such circumstances, we provide severance benefits to our executive officers under an Executive Severance Agreement (or, in the case of Mr. Aihara, under his Employment Agreement). Severance benefits in these circumstances generally consist of 18 months’ continued base salary, target bonus, and healthcare coverage, as well as outplacement services.

We believe that the occurrence or potential occurrence of a change in control transaction will create uncertainty regarding the continued employment of our executive officers. This uncertainty results from the fact that many change in control transactions result in significant organizational changes, particularly at the senior executive level. On a case by case basis, in order to encourage executive officers to remain employed with us during an important time when their prospects for continued employment following the transaction are often uncertain, we may provide our executive officers with the same or enhanced severance benefits under their severance agreement if they voluntarily terminate their employment in connection with a change in control transaction. We provide severance protection under these circumstances to help ensure that executive officers can objectively evaluate change in control transactions that may be in the best interests of stockholders despite the potential negative consequences such transactions may have on them personally.

In an amendment to Mr. Aihara’s Employment Agreement, entered into in 2007, we agreed to reimburse him for any excise taxes imposed by Section 4999 of the Internal Revenue Code in the event any severance benefits constitute “excess parachute payments” under Section 280G of the Internal Revenue Code. This excise tax gross-up provision was intended to preserve the level of change of control severance protections that we determined to be appropriate and to eliminate bias against a change in control transaction that may be beneficial to stockholders. No other executive officer is entitled to a gross-up payment under his Executive Severance Agreement.

We generally do not believe that severance benefits should be paid unless there is an actual or constructive termination of an executive’s employment without cause. However, under our standard terms and conditions for stock options and stock awards to our executive officers, option awards generally will immediately vest, and stock awards generally will vest on a pro-rata basis (at a rate of one-third of the award for each year lapsed between the grant date and the change in control date), upon the occurrence of a change in control as defined in our 1999 Equity Plan. We believe it is appropriate to vest equity awards in these change in control situations because such a transaction may effectively end the executive’s ability to realize any further value with respect to the awards.

Please see the “Potential Payments Upon Termination or Change in Control” section below for a description and quantification of the potential payments that may be made to the executive officers in connection with their termination of employment or a change in control.

Other Elements of our Compensation Program

Benefits and Perquisites

We provide to each named executive officer and the named executive officer’s eligible dependents such health, dental and optical insurance as we may from time to time make available to our other executives of the same level of employment. We provide each named executive officer such disability and/or life insurance as we in our sole discretion may from time to time make available to our other executive employees of the same level of employment. We provide each named executive officer with an automobile allowance during the term of the named executive officer’s employment with us as we in our sole discretion may from time to time make available to our other executive employees of the same level of employment.

Tax and Accounting Considerations

While the Compensation Committee and our Board generally consider the financial accounting and tax implications of their executive compensation decisions, historically neither element has been a material consideration in the compensation awarded to our named executive officers.

Subsequent Events

In January 2014, the following awards were granted to certain of our named executive officers under our 2014 Long-Term Incentive Program:

•	Mr. Aihara received 4,220 stock options and an EBITDA Award with a target award value of $73,645;

•	Mr. Johns received 4,656 stock options and an EBITDA Award with a target award value of $81,250; and

•	Mr. Jones received 4,298 stock options and an EBITDA Award with a target award value of $75,000.

The terms of these LTIP stock option and EBITDA Awards were substantially the same as the terms of our LTIP stock option and EBITDA Awards for fiscal 2013, except that the Compensation Committee established a new adjusted EBITDA goal for the 2014 EBITDA Awards and the per share exercise price of the stock options was equal to the closing price of our Common Stock on the NASDAQ Stock Market on the date of grant.

The following report of our Compensation Committee shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or to the liabilities of Section 18 of the Exchange Act, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a filing under the Securities Act or the Exchange Act.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Aaron A. Bendikson, Chairman

Scott A. Bartos

Curtis S. Lane

Edward L. Samek

Summary Compensation Table for 2011 – 2013 Fiscal Years

The following table presents information regarding compensation earned for fiscal years 2011, 2012 and 2013 by the individuals who served as our Chief Executive Officer or Chief Financial Officer during fiscal 2013 (Messrs. Tomlinson, Buckelew and Aihara) and our three other most highly compensated executive officers who were serving as executive officers as of the end of fiscal 2013 (Messrs. Shea, Johns and Jones). We refer to these individuals as the “named executive officers.” Unless otherwise noted, the footnote disclosures apply to fiscal 2013 compensation. For an explanation of the amounts included in the table for fiscal years 2011 or 2012, please see the footnote disclosures in our Proxy Statement for the corresponding fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Percy C. Tomlinson	2013	124,615	310,000	—	1,785,836	104,484	50,696	2,375,631
President and Chief Executive Officer(5)

Larry C. Buckelew	2013	1,109,231	—	171,869	—	—	173,099	1,454,199
Chairman of the Board and Former Interim Chief Executive Officer(5)	2012	759,231	—	16,667	275,000	—	41,667	1,092,565

Howard K. Aihara	2013	294,580	55,234	48,081	34,031	218,308	9,803	660,037
Executive Vice President and Chief Financial Officer	2012	294,580	—	—	56,504	314,764	34,619	700,467
	2011	294,580	—	5,942	—	82,600	23,196	406,318

Michael J. Shea	2013	500,000	121,100	51,905	—	294,440	33,682	1,001,127
Chief Operating Officer	2012	269,231	—	396,098	193,201	244,915	478,153	1,581,598

Richard W. Johns	2013	325,000	60,938	—	47,650	198,120	11,139	642,847
Executive Vice President, General Counsel and Secretary	2012	285,000	—	—	193,860	225,247	21,161	725,268

Richard A. Jones	2013	300,000	56,250	21,271	43,985	242,477	15,621	679,604
President, Imaging Division	2012	285,192	—	—	211,890	231,923	20,021	749,026
	2011	258,846	—	—	—	69,165	15,541	343,552

(1)	Amounts in this column for Messrs. Tomlinson and Shea represent a signing bonus (or in the case of Mr. Shea, a deferred signing bonus) paid in 2013 to the executive under his offer letter with the company. Amounts in this column for Messrs. Aihara, Johns and Jones represent the discretionary amount approved by the Compensation Committee under the EBITDA Award for 2013 for which the target adjusted EBITDA goal was not satisfied.
(2)	The amounts in this column are the aggregate grant date fair values computed in accordance with FASB ASC Topic 718. Assumptions made in the valuation of awards in the “Stock Awards” and “Option Awards” columns can be found in Note 4 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, but exclude the impact of estimated forfeitures related to service-based vesting conditions.
(3)	Amounts in this column constitute payments made under the 2013 Executive Incentive Plan. The Compensation Committee set the target bonus and performance criteria used to determine whether and to what extent the named executive officers would receive payments under the 2013 Executive Incentive Plan. See “Compensation Discussion and Analysis—Elements of our Executive Compensation Program—Annual Cash Bonus Opportunity” section above for details regarding the 2013 Executive Incentive Plan.
(4)	Amounts in this column include the value shown in the following table of other compensation and perquisites paid to named executive officers whose other compensation and perquisites totaled $10,000 or more in value in 2013. Each item is valued at the actual amount we paid to the provider on behalf of the named executive officer.

Name	Year	Relocation / Living Expenses ($)	Cash payments in lieu of sick day ($)	Cash payments in lieu of accrued vacation ($)	Auto Allowance ($)	Life insurance premiums paid by the company ($)	Director Retainer Fees ($)	Total ($)
Percy C. Tomlinson	2013	50,399	—	—	—	297	—	50,696
Larry C. Buckelew	2013	—	5,385	163,524	—	4,190	41,019	173,099
Howard K. Aihara	2013	—	1,133	—	7,200	1,470	—	9,803
Michael J. Shea	2013	16,615	1,923	—	9,600	5,544	—	33,682
Richard W. Johns	2013	—	1,250	—	8,400	1,489	—	11,139
Richard A. Jones	2013	—	1,154	5,769	7,200	1,498	—	15,621

(5)	On October 1, 2013, Mr. Tomlinson was appointed our Chief Executive Officer, and Mr. Buckelew stepped down as our interim Chief Executive Officer and continued as our Chairman of the Board. For the period between October 1, 2013 and December 31, 2013, Mr. Buckelew received director retainer fees pursuant to an offer letter with the company. The retainer fees are included in the All Other Compensation column of the Summary Compensation Table, and the offer letter is summarized below under the heading “Description of Compensation Arrangements for Named Executive Officers.”

Grants of Plan-Based Awards for 2013 Fiscal Year

The following table shows grants of plan-based awards in fiscal 2013 to the named executive officers.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ per share)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name (a)	Award Type(1)	Board Approval Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Percy C. Tomlinson	EIP Bonus(2) Options			—	127,500	223,125	—	—	—	—
		7/31/2013	10/1/2013	—	—	—	—	102,952	29.14	1,785,836
Larry C. Buckelew	RSUs	4/28/2012	12/31/2013	—	—	—	6,947	—	—	171,869
Howard K. Aihara	EIP Bonus(2) RSUs(4) Options LTIP Options LTIP Cash(3)			—	220,935	386,636	—	—	—	—
		11/22/2010	1/1/2013	—	—	—	5,334	—	—	34,031
		11/22/2010	1/1/2013	—	—	—	—	1,333	6.50	4,893
			5/21/2013	—	—	—	—	5,798	12.70	43,188
			5/21/2013	—	73,645	73,645	—	—	—	—
Michael J. Shea	EIP Bonus(2) Vested RSUs(5)			—	425,000	743,750	—	—	—	—
		6/4/2012	12/31/2013	—	—	—	2,098	—	—	51,905
Richard W. Johns	EIP Bonus(2) LTIP Options LTIP Cash(3)			—	243,750	426,563	—	—	—	—
			5/21/2013	—	—	—	—	6,397	12.70	47,650
			5/21/2013	—	81,250	81,250	—	—	—	—
Richard A. Jones	EIP Bonus(2) RSUs LTIP Options LTIP Cash(3)			—	225,000	393,750	—	—	—	—
		11/22/2010	1/1/2013	—	—	—	3,334	—	—	21,271
			5/21/2013	—	—	—	—	5,905	12.70	43,985
			5/21/2013	—	75,000	75,000	—	—	—	—

(1)	To help explain this table and the awards granted to our named executive officers in fiscal 2013, we have included an additional column showing the type of award granted. Unless otherwise noted in the footnotes below, the vesting schedules applicable to the plan-based awards granted in fiscal 2013 are included below in the “Outstanding Equity Awards at 2013 Fiscal Year-End” table.
(2)	Reflects potential awards under our 2013 Executive Incentive Plan. The 2013 Executive Incentive Plan contained three performance measures: the “profit after lease” or “Company PAL” component (40%), each executive’s individual Performance Objectives (40%) and the return on capital component (20%). The target amount assumes that the executive met the target level of performance for each of these performance measures. The maximum amount payable under the 2013 Executive Incentive Plan is 175% of the target award. For Mr. Tomlinson the target and maximum amounts are pro-rated to reflect his employment for only one-fourth (1/4) of the 2013 fiscal year.
(3)	Reflects the target award value under the EBITDA Awards granted as part of our 2013 LTIP. The target amount of the award is earned if the 2013 adjusted EBITDA target established by the Board is met or exceeded. For 2013, the target adjusted EBITDA was not met; however, the Compensation Committee approved a discretionary payout under the awards equal to 75% of the target award value. One-third of the amount approved is included in the Bonus column of the “Summary Compensation Table for 2011—2013 Fiscal Years” above. The remaining two-thirds of the amount approved will be earned and payable in two equal installments on December 31, 2014 and December 31, 2015, in each case subject to the executive’s continued employment.
(4)	This stock award to Mr. Aihara vested in full on December 31, 2013.
(5)	This stock award to Mr. Shea was fully vested on the date of grant.
(6)	The amounts in this column are the aggregate grant date fair values computed in accordance with ASB ASC Topic 718. Assumptions made in the valuation of awards in the “Stock Awards” column can be found in Note 4 of the Consolidated Financial Statements in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013. The vesting of each award is as described in the outstanding equity awards table found below.

Description of Compensation Arrangements for Named Executive Officers

Overview

The Summary Compensation Table for 2011—2013 Fiscal Years above quantifies the value of the different forms of compensation earned by our named executive officers in fiscal years 2011, 2012 and 2013, and the Grants of Plan-Based Awards Table for 2013 Fiscal Year above provides information regarding the equity incentive awards and non-equity incentive awards granted to our named executive officers in fiscal 2013. These tables should be read in conjunction with the narrative descriptions and additional tables that follow.

Offer Letter with Percy C. Tomlinson—President and CEO

Mr. Tomlinson was appointed our President and Chief Executive Officer effective October 1, 2013. Under the terms of the offer letter we entered into with Mr. Tomlinson, he is paid an annual base salary of $600,000 with a target bonus of 85% of base salary, subject to achievement of specified corporate and individual goals. On October 1, 2013, Mr. Tomlinson was granted an option to purchase 61,771 shares of our Common Stock, one-third of which will vest on each of the first three anniversary dates of the option grant. In addition, in lieu of a separate 2014 grant pursuant to our long-term incentive program, Mr. Tomlinson was granted an option to purchase an additional 41,181 shares of our Common Stock, one-third of which will vest on each of the second, third and fourth anniversaries of the option grant date.

Mr. Tomlinson was paid a signing bonus of $310,000. In the event Mr. Tomlinson’s employment is terminated (i) voluntarily by Mr. Tomlinson without “good reason,” (ii) due to Mr. Tomlinson’s death or permanent disability or (iii) by the company for cause, Mr. Tomlinson is required to repay 100% of the bonus if the termination occurs prior to October 1, 2014, or 50% of the bonus if the termination occurs between October 1, 2014 and October 1, 2015.

Mr. Tomlinson’s offer letter also provides for reimbursement of reasonable moving expenses and, for 6 months following his start date, reimbursement for temporary living expenses (up to a maximum of $5,000 per month) and reasonable travel expenses to Minnesota. Mr. Tomlinson is eligible for four weeks paid vacation per year, as well as participation in the company’s health and welfare plans.

Additionally, we entered into an Executive Severance Agreement with Mr. Tomlinson, which is summarized in more detail in the “Potential Payments Upon Termination or Change in Control” section below.

Mr. Tomlinson’s compensation package, including the amounts of signing bonuses and stock option, were determined by our Compensation Committee in its judgment to be necessary to attract Mr. Tomlinson to accept the role of Chief Executive Officer. The Compensation Committee consulted with F.W. Cook during the process of arm’s length negotiations with Mr. Tomlinson, and took into consideration the opportunity costs Mr. Tomlinson would incur in leaving his employment prior to joining Alliance. The applicable vesting periods of Mr. Tomlinson’s stock option grants were selected by our Compensation Committee to encourage Mr. Tomlinson’s continued retention.

Offer Letter with Larry C. Buckelew—former Interim CEO and Chairman of the Board

Under the terms of the offer letter we entered into with Mr. Buckelew effective June 1, 2012, for his service as Interim Chief Executive Officer through October 1, 2013, Mr. Buckelew received an annual salary of $1,400,000 and was not be eligible for a separate bonus. Mr. Buckelew was granted an option to purchase 100,000 shares of our Common Stock in connection with his appointment. Half of the shares subject to the option vested after six months of employment, and the remainder vested after twelve months of employment. Mr. Buckelew, who continued as Chairman of the Board following the appointment of Mr. Tomlinson as our Chief Executive Officer, will receive a retainer thereafter in addition to the retainer he would otherwise receive as a Board member for the time during which he remains Chairman. The combined amount of these retainers will be $335,000 per year during the first twenty-four months following the date on which a subsequent Chief Executive Officer is appointed, to be paid $197,500 in cash and $137,500 in restricted stock units, and $265,000 per year thereafter, paid $162,500 in cash and $102,500 in restricted stock units.

Employment Agreement with Howard K. Aihara—Chief Financial Officer

Under the terms of our employment agreement with Mr. Aihara, dated as of December 1, 2005 and amended as of April 16, 2007 and December 9, 2008, Mr. Aihara receives:

•	a cash bonus, under a plan administered by the Compensation Committee, based upon our achievement of certain operating and/or financial or other goals established by the Board in its sole discretion, with an initial annual target bonus amount equal to 75% of his then-current annual base salary; and

•	expense reimbursement, participation in employee benefits arrangements, and a monthly automobile allowance of not less than $600.

Under his employment agreement, Mr. Aihara is also entitled to severance in the event his employment terminates under certain circumstances. The severance provisions of Mr. Aihara’s employment agreement are summarized in more detail in the “Potential Payments Upon Termination or Change in Control” section below.

Offer Letter with Michael J. Shea—Chief Operating Officer

Mr. Shea was appointed as our Chief Operating Officer effective June 4, 2012. Under the terms of our offer letter with Mr. Shea, he will be paid an annual base salary of $500,000 with a target bonus of 85% of base salary, subject to achievement of specified corporate and individual goals. Mr. Shea was granted an option to purchase 120,000 shares of our Common Stock upon commencement of his employment, one-third of which will vest on each of the first three anniversary dates of the option grant. Mr. Shea is also eligible to receive additional grants of options to purchase up to 15,000 shares of our Common Stock, in the event Mr. Shea achieves the MBO and Company PAL targets for 2013 established by the Board and summarized above in the discussion on the Executive Incentive Plan. On March 11, 2014, the Compensation Committee determined that the Company PAL target was achieved for 2013 and that Mr. Shea achieved his MBOs at a rate of 70% (as indicated above in the discussion of the 2013 Executive Incentive Plan). As such, the Compensation Committee approved the grant of 10,500 stock options to Mr. Shea. Each such option will vest with respect to one-third of the shares subject to such option on each of the first three anniversaries of the applicable date of grant.

Mr. Shea was paid a signing bonus of $472,000, 30% of which was paid in restricted stock units with the balance paid in cash and a deferred signing bonus of $172,000 paid on December 31, 2012, 30% of which will be paid in restricted stock units with the balance in cash. One-third of the restricted stock units subject to these bonus payments will vest on each of the first three anniversary dates of the respective grant dates. Mr. Shea will receive additional deferred signing bonus payments of $173,000 on each of December 31, 2013 and 2014, 30% of each payment to be made in the form of fully-vested restricted stock units with the balance in cash. All of Mr. Shea’s option and restricted stock unit awards will also fully vest upon a change of control of the Company.

Mr. Shea’s offer letter provides for a monthly car allowance, reimbursement of moving expenses, and reimbursement of temporary living and travel expenses, a housing allowance of $3,000 per month for twelve months beginning in June of 2012, and participation in the Company’s health and welfare plans.

Additionally, we entered into an Executive Severance Agreement with Mr. Shea, which is summarized in more detail in the “Potential Payments Upon Termination or Change in Control” section below.

Mr. Shea’s compensation package, including the amounts of signing bonuses and stock option, were determined by our Compensation Committee in its judgment to be necessary to attract Mr. Shea to accept the role of Chief Operating Officer. The Compensation Committee consulted with F.W. Cook during the process of arm’s length negotiations with Mr. Shea, and took into consideration the opportunity costs Mr. Shea would incur in leaving his employment prior to joining Alliance. The applicable vesting periods of Mr. Shea’ stock option and restricted stock grants were selected by our Compensation Committee to encourage Mr. Shea’s continued retention.

Non-Equity Incentive Plan Compensation and Awards

Executive Incentive Plan

Under our Executive Incentive Plan, executive officers are eligible to receive cash bonus awards on an annual basis. The amount of the bonus payable under our EIP are determined based the company’s achievement of certain PAL targets and ROC for investments made during the year, as well as based on the executive’s achievement of MBOs. The executive is generally required to remain employed with us through the date on which the bonus amounts are paid to be eligible to receive payment of the bonus for that period. See the “Compensation Discussion and Analysis” for a more detailed description of our EIP and a table reflecting each executive’s target and actual bonus opportunity under the EIP for fiscal 2013.

Long-Term Incentive Program EBITDA Award

For fiscal 2013, each of our executive officers, other than Messrs. Tomlinson and Shea, received an EBITDA Award granted under our Long-Term Incentive Program in May 2013. The target amount of the award is earned if the 2013 adjusted EBITDA target established by the Board is met or exceeded. For 2013, the target adjusted EBITDA was not met; however, the Compensation Committee approved a discretionary payout under the awards equal to 75% of the target award value. One-third of the amount approved is included in the Bonus column of the “Summary Compensation Table for 2011—2013 Fiscal Years” above. The remaining two-thirds of the amount approved will be earned and payable in two equal installments at December 31, 2014 and December 31, 2015, in each case subject to the executive’s continued employment.

Equity-Based Awards

Each stock option and stock award reported in the “Grants of Plan-Based Awards Table for 2013 Fiscal Year” was granted by the Compensation Committee under, and is subject to, the terms of our 1999 Equity Plan. The Board of Directors has delegated general administrative authority over the 1999 Equity Plan to the Compensation Committee. The Compensation Committee has broad authority under the plan with respect to awarding grants, including the authority to select participants and determine the type of award they are to receive, to determine the number of shares that are to be subject to awards and the terms and conditions of awards, to accelerate or extend the vesting or exercisability or extent the term of any or all outstanding awards, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and to make provision for the payment of the purchase price of an award (if any) and ensure that any tax withholding obligations incurred in respect of awards are satisfied.

Stock Options

Each stock option reported in the “Grants of Plan-Based Awards for 2013 Fiscal Year” table has a per-share exercise price equal to the closing market price of a share of our Common Stock on the grant date as reported on the NASDAQ Stock Market. In addition, each stock option granted to our executive officers in 2013 vested over a 3- or 4-year period as disclosed in the “Outstanding Equity Awards at 2013 Fiscal Year-End” table below, subject to earlier vesting in connection with a change in control transaction. Once vested, each stock option will generally remain exercisable until its normal expiration date on the tenth anniversary of the grant date. Outstanding options, however, may terminate earlier in connection with the termination of the executive officer’s employment with us. In the event an executive’s employment terminates, stock options granted to the executive will generally remain exercisable until the earlier to occur of three months following the termination date or the expiration date of the options, except that all outstanding options will terminate immediately in the event the executive’s employment is terminated for cause. Subject to earlier expiration of the stock options, stock options granted to our executives will remain exercisable for a one-year period in the event the executive ceases to be an employee due to his death, permanent disability or permanent retirement (which is defined as voluntary retirement after age 65 years and after having completed at least three years of service with the company).

Stock Awards

Each restricted stock unit (“RSU”) award granted to our executive officers in fiscal 2013 represents a contractual right to receive one share of our Common Stock per RSU on the vesting date(s) of the RSUSs, which are disclosed in the “Outstanding Equity Awards at 2013 Fiscal Year-End” table below. Our executive officers are not entitled to voting rights with respect to their RSUs.

Outstanding Equity Awards at 2013 Fiscal Year-End

The following table presents information with respect to outstanding equity awards held by each of the named executive officers as of December 31, 2013:

		Option Awards					Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)
Percy C. Tomlinson	10/1/2013	0	61,771	(1)	29.14	10/1/2023
	10/1/2013	0	41,181	(2)	29.14	10/1/2023

Larry C. Buckelew	6/1/2012	100,000	0		4.85	6/1/2022
	12/31/2013						6,947	(3)	171,869

Howard K. Aihara	1/3/2005	4,000	0		61.75	1/3/2015
	12/1/2005	30,000	0		27.80	12/1/2015
	1/3/2012	5,333	10,667	(1)	6.20	1/3/2022
	1/1/2013	0	1,333	(3)	6.38	1/1/2023
	5/21/2013	0	5,798	(1)	12.70	5/20/2023

Michael J. Shea	6/4/2012	40,000	80,000	(1)	5.00	6/3/2022	18,880	(4)	467,091
	12/31/2012	5,000	10,000	(1)	6.38	1/1/2023	5,392	(4)	133,398

Richard W. Johns	1/31/2012	20,000	40,000	(1)	5.70	1/31/2022
	5/21/2013	0	6,397	(1)	12.70	5/20/2023

Richard A. Jones	1/5/2004	1,500	0		18.35	1/5/2014
	1/3/2005	1,600	0		61.75	1/3/2015
	2/3/2006	7,000	0		20.95	2/3/2016
	1/3/2012	20,000	40,000	(1)	6.20	1/3/2022
	5/21/2013	0	5,905	(1)	12.70	5/20/2023

(1)	These options are scheduled to vest in three substantially equal installments on each of the first, second and third anniversaries of the grant date.
(2)	These options are scheduled to vest in three substantially equal installments on each of the second, third and fourth anniversaries of the grant date.
(3)	This stock award is scheduled to vest in full on the first anniversary of the grant date.
(4)	These stock awards are scheduled to vest in two substantially equal installments on each of the second and third anniversaries of the grant date.
(5)	The dollar values of these awards are calculated by multiplying the number of shares or units by $24.74 share, the last reported sales price of our Common Stock on December 31, 2013, the last trading day of 2013.

Fiscal 2013 Option Exercise and Stock Vested Table

The following table presents information regarding the amount realized upon the exercise of stock options and the vesting of restricted stock awards for our named executive officers during fiscal 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Percy C. Tomlinson	—	—	—	—
Larry C. Buckelew	—	—	—	—
Howard K. Aihara	2,000	11,600	5,334	131,963
Michael J. Shea	—	—	14,234	268,794
Richard W. Johns	—	—	—	—
Richard A. Jones	—	—	3,334	82,483

(1)	The amount shown for value realized on exercise of stock options equals (i) the number of shares of our Common Stock to which the exercise of the stock option related, multiplied by (ii) the difference between the per-share market price of the shares on the date of exercise and the per-share exercise price of the option. If the stock acquired upon exercise was sold on the date of exercise, the market price was determined as the actual sales price of the stock. If the stock acquired upon exercise was not sold on the date of exercise, the market price was determined as the closing price of the stock on the NASDAQ Stock Market on the exercise date.
(2)	The amount shown for the value realized on the vesting of stock awards equals the number of shares of our Common Stock acquired by the executive officer upon vesting of his stock award during fiscal 2013, multiplied by the closing price of the stock on the NASDAQ Stock Market on the applicable vesting date of the award.

Potential Payments upon Termination or Change in Control

This section describes severance and change in control plans covering our named executive officers and certain agreements we have entered into with some of our named executive officers that could require us to make payments to the executives in connection with certain terminations of their employment with us and/or a change in control. The last subsection provides a table that presents our estimate of the benefits payable to the executive officers under each of these scenarios based on as assumed triggering event occurring on December 31, 2013. Pursuant to Securities and Exchange Commission rules, the table excludes Mr. Buckelew because he stepped down as interim Chief Executive Officer on October 1, 2013 and was no longer an executive officer at December 31, 2013. Mr. Buckelew has continued to serve as our Chairman of the Board since October 1, 2013. Mr. Buckelew did not receive any additional compensation in connection with his termination of employment with us as our interim Chief Executive Officer.

Change in Control—Without Termination of Employment

Upon the occurrence of a “change in control,” under our 1999 Equity Plan all unvested stock options will immediately vest, and all unvested stock awards will vest on a pro-rata basis (at a rate of one-third of the award for each year lapsed between the grant date and the change in control date), regardless of whether there has also been a termination of employment. In addition, the target amount of any EBITDA Award under the LTIP for the year in which the change in control occurs, and any previously earned but unpaid EBITDA Award amounts, will become earned and payable 6 months following the change in control (or earlier in the event of a termination of employment without cause or for good reason). For these purposes, “change in control” generally means an acquisition by any person or group of more than 50% of our stock, mergers and similar transactions that result in a 50% or greater change in our ownership, and the sale, lease or transfer of all or substantially all of the assets of the company. For a specific definition, please refer to the applicable stock plan or form of award agreement as filed with the Securities and Exchange Commission.

Termination Without Cause or for Good Reason—Before Change in Control

Executive officers are entitled to severance benefits in the event of certain terminations of employment. These severance benefits are provided under an Executive Severance Agreement (or, in the case of Mr. Aihara, under his Employment Agreement) between the company and the executive. Severance benefits are payable in the executive’s employment is terminated by us without “cause” or voluntarily by the executive for “good reason.” For these purposes, “cause” generally means the commission of certain crimes by the executive, the executive’s willful engaging in fraud or dishonest conduct, refusal to perform certain duties, breach of fiduciary duty, or breach of certain other violations of company policy. For these purposes, “good reason” generally means the assignment to the executive of materially inconsistent duties, a significant adverse change in the executive’s reporting relationship, certain reductions in compensation or benefits, certain relocations of the executive’s employment and, for certain executives, the occurrence of an acquisition of the company that results in the legal, beneficial or equitable ownership transfer of at least a majority of voting stock of the company. For the specific definitions of cause and good reason, please refer to the form of Executive Severance Agreement (or, in the case of Mr. Aihara, his Employment Agreement) as filed with the Securities and Exchange Commission.

For each of the executive officers, the severance benefits generally consist of:

•	Severance equal to eighteen (18) months base salary and one and one-half (1-1/2) times the executive’s annual target bonus opportunity, generally payable in monthly installments over the eighteen (18) months following separation;

•	Payment of the bi-weekly amount of the company’s employer coverage expense for continuation of the same or equivalent group health and insurance (and, for Mr. Shea, continuation of the same automobile allowance and gas reimbursement), payable over the 18-month salary continuation period; and

•	Reimbursement of up to $35,000 for outplacement services.

Mr. Aihara’s Employment Agreement provides that his severance pay benefits will be increased (or “grossed up”) to the extent he has to pay taxes associated with “excess parachute payments” under Sections 280G and 4999 of the Internal Revenue Code so that the net amount received by him is equal to the total payments he would have received had the tax not been incurred. No other executive officer is entitled to a tax gross-up in connection with severance benefits.

Under his Executive Severance Agreement, Mr. Tomlinson is also entitled to the target value of any outstanding EBITDA Award.

Payment of severance benefits is generally conditioned upon the executive’s execution of a valid release of claims and agreement to certain non-competition and non-solicitation provisions during the term of the salary continuation payments.

In addition to the severance benefits described above, the cash retention bonuses previously granted to Messrs. Aihara and Jones would become vested and payable in the event a termination by the company without cause had occurred prior to the vesting date of the bonus, January 31, 2014. No such termination occurred and the retention bonuses were paid to these executives as scheduled on the first pay date to occur following January 31, 2014.

Termination Without Cause or for Good Reason—After Change in Control

Pursuant to their Executive Severance Agreements (or, in the case or Mr. Aihara, his Employment Agreement), Executives are generally entitled to the same severance benefits described above in the event of their termination of employment by us without cause or voluntarily by the executive for good reason occurs upon or following a change in control, except for Mr. Shea. Mr. Shea is entitled to enhanced severance benefits under these circumstances, consisting of twenty-four (24) months base salary (rather than 18 months) and two times target annual bonus (rather than 1-1/2 times), in each case payable over the 24-month period following termination. As indicated above, for certain executives, a change in control constitutes a good reason event. Upon the occurrence of a “change in control,” under our 1999 Equity Plan all unvested stock options will immediately vest, and all unvested stock awards will vest on a pro-rata basis (at a rate of one-third of the award for each year lapsed between the grant date and the change in control date), regardless of whether there has also been a termination of employment.

In addition to the severance benefits described above, the cash retention bonuses previously granted to Messrs. Aihara and Jones would become vested and payable in the event a termination by the company without cause had occurred prior to the vesting date of the bonus, January 31, 2014. No such termination occurred and the retention bonuses were paid to these executives as scheduled on the first pay date to occur following January 31, 2014.

Termination Due to Death or Disability

In the event the executive’s employment terminates due to the executive’s death or disability, the executive will be entitled to receive the bonus earned under the Executive Incentive Plan if he has been employed by the company through the last day of the applicable performance period. Such bonus will be paid in the same manner and at the same time as bonuses are paid generally under the plan to continuing employees. The executive will also be entitled to payment of any previously earned but unpaid EBITDA Award amounts, as well as full accelerated vesting of any outstanding options granted under the company’s LTIP.

In addition, under Mr. Aihara’s employment agreement, in the event of his separation from service due to disability, Mr. Aihara will be entitled to continued health care benefits for 9 months following separation.

Termination Due to Retirement

In the event of the executive’s retirement (which is generally defined as termination of employment following age 65 and 5 years of employment with the company), the executive will be entitled to receive the bonus earned under the Executive Incentive Plan if he has been employed by the company through the last day of the applicable performance period. Such bonus will be paid in the same manner and at the same time as bonuses are paid generally under the plan to continuing employees.

Calculation of Potential Payments upon Termination or Change in Control

The following table presents our estimate of the benefits payable to the named executive officers under the agreements and plans described above in connection with certain terminations of their employment with us and/or a change in control. In calculating the amount of any potential payments to the named executive officers, we have assumed the following:

•	The applicable triggering event (i.e., termination of employment and/or change in control) occurred on December 31, 2013.

•	The price per share of our Common Stock is equal to the NASDAQ Stock Market closing market price per share on December 31, 2013 ($24.74), the last trading day in fiscal 2013.

•	The company does not survive the change in control, and all outstanding incentive awards are cashed out and terminated in the transaction.

•	We report amounts in the table below without any reduction for possible delay in the commencement or timing of payments.

•	Not included in the table below are payments each named executive officer earned or accrued prior to termination, such as previously vested equity and non-equity incentive awards, which are more fully described and quantified in the tables and narratives above.

	Change of Control (without Termination of Employment) ($)	Before Change of Control— Termination w/o Cause or for Good Reason ($)	After Change of Control— Termination w/o Cause or for Good Reason ($)	Death or Disability ($)	Retirement ($)
Percy C. Tomlinson
Cash Severance Payments(1)	—	1,665,000	1,665,000	$510,000	510,000
Retention Bonus(2)	—	—	—	—	—
Continuation of Benefits(3)	—	42,812	42,812	—	—
Outplacement Services(4)	—	35,000	35,000	—	—
Vesting of Stock Options(5)	—	—	—	—	—
Vesting of Stock Awards(6)	—	—	—	—	—
EBITDA Award(7)	—	—	—	—	—
Total	—	1,742,812	1,742,812	510,000	510,000

Howard K. Aihara
Cash Severance Payments(1)	—	773,273	773,273	220,935	220,935
Retention Bonus(2)	—	221,000	221,000	—	—
Continuation of Benefits(3)	—	37,509	37,509	16,815	—
Outplacement Services(4)	—	35,000	35,000	—	—
Vesting of Stock Options(5)	292,048	—	292,048	292,048	—
Vesting of Stock Awards(6)	—	—	—	—	—
EBITDA Award(7)	73,645	—	73,645	—	—
Total	365,693	1,066,781	1,432,474	529,798	220,935

Michael J. Shea
Cash Severance Payments(1)	—	1,387,500	1,850,000	425,000	425,000
Retention Bonus(2)	—	—	—	—	—
Continuation of Benefits(3)	—	36,664	36,664	—	—
Outplacement Services(4)	—	35,000	35,000	—	—
Vesting of Stock Options(5)	1,762,800	—	1,762,800	1,762,800	—
Vesting of Stock Awards(6)	200,163	—	200,163	—	—
EBITDA Award(7)	—	—	—	—	—
Total	1,962,963	1,459,164	3,884,627	2,187,800	220,935

Richard W. Johns
Cash Severance Payments(1)	—	853,125	853,125	243,750	243,750
Retention Bonus(2)	—	—	—	—	—
Continuation of Benefits(3)	—	48,752	48,752	—	—
Outplacement Services(4)	—	35,000	35,000	—	—
Vesting of Stock Options(5)	838,620	—	838,620	838,620	—
Vesting of Stock Awards(6)	—	—	—	—	—
EBITDA Award(7)	81,250	—	81,250	—	—
Total	919,870	936,877	1,856,747	1,082,370	243,750

Richard A. Jones
Cash Severance Payments(1)	—	787,500	787,500	225,000	225,000
Retention Bonus(2)	—	199,000	199,000	—	—
Continuation of Benefits(3)	—	55,231	55,231	—	—
Outplacement Services(4)	—	35,000	35,000	—	—
Vesting of Stock Options(5)	812,696	—	812,696	812,696	—
Vesting of Stock Awards(6)	—	—	—	—	—
EBITDA Award(7)	75,000	—	75,000	—	—
Total	887,696	1,076,731	1,964,427	1,037,696	225,000

(1)	The amounts shown represent the cash severance payable to the executive under his Executive Severance Agreement or Employment Agreement in the event of a qualifying termination of employment. For a termination due to death or disability, the amounts shown represent the target annual bonus for the executive under the Executive Incentive Plan.
(2)	The amount shown represents the retention bonus that would have become payable to the executive assuming the applicable triggering event occurred on December 31, 2013. None of the triggering events occurred and the retention bonus was earned and became payable to the executive on January 31, 2014 in accordance with the terms of the retention bonus agreement.
(3)	For purposes of the calculation for these amounts, expected costs have not been adjusted for any actuarial assumptions related to mortality, likelihood that the executive will find other employment or discount rates for determining present value
(4)	These amounts are equal to the maximum value of outplacement services that would be available for the named executive officer.
(5)	The amounts shown represent the value attributable to the full acceleration of vesting for option awards and are calculated by multiplying (i) the difference between the closing NASDAQ market price of a share of our Common Stock on December 31, 2013 ($24.74), the last trading day in fiscal 2013, and the applicable exercise price, by (ii) the number of shares subject to stock options vesting on an accelerated basis on December 31, 2013. As a result, the amounts shown do not include any value for the acceleration of stock options that have an exercise price greater than $24.74 or for stock options that were already vested as of December 31, 2013.
(6)	The amounts shown represent the value attributable to the pro-rated accelerated vesting of stock awards and are calculated by multiplying (i) the NASDAQ Stock Market closing price of a share of our Common Stock on December 31, 2013 ($24.74), the last trading day in fiscal 2013, by (ii) the number of shares or units that would have vested on an accelerated basis on December 31, 2013.
(7)	The amounts shown represent the target EBITDA Award granted to the individual for 2013.

Equity Compensation Plan Information

The following table provides certain information with respect to our 1999 Equity Plan, our only equity compensation plan in effect as of December 31, 2013. Our 1999 Equity Plan has been approved by stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	803,617	(1)	$20.83	(2)	451,729
Equity compensation plans not approved by security holders	—		—		—
Total	803,617		$20.83		451,729

(1)	This amount does not include 70,891 shares of our Common Stock subject to outstanding restricted stock or restricted stock unit awards under the 1999 Equity Plan.
(2)	This number reflects the weighted-average exercise price of outstanding options and has been calculated exclusive of restricted stock or restricted stock units outstanding under the 1999 Equity Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

All of the Compensation Committee members whose names appear on the Compensation Committee Report above were members of the Compensation Committee during all of fiscal 2013. All members of the Compensation Committee during fiscal 2013 were independent directors and none of them were our employees or former employees or had any relationship with us requiring disclosure under rules of the Securities and Exchange Commission requiring disclosure of certain transactions with related persons. There are no Compensation Committee interlocks between us and any other entities in which one of our executive officers served on the compensation committee (or equivalent body) or the board of directors of another entity whose executive officer(s) served on our Compensation Committee or Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

All relationships and transactions in which we are a participant and involving our directors, executive officers, nominees for directors, stockholders beneficially owning more than 5% of our outstanding shares or any of their respective immediate family members are participants are reviewed by an independent body of the Board, such as the independent and disinterested members of the Board. As set forth in the Audit Committee charter, the members of the Audit Committee, all of whom are independent directors, also discuss with management and the independent auditor any related person transactions brought to the Audit Committee’s attention that could reasonably be expected to have a material impact on our financial statements.

In the course of their review and approval or ratification of a disclosable related person transaction, the independent and disinterested members of the Board may consider:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the company; and

•	any other matters the Audit Committee or such independent and disinterested members of the Board deem appropriate.

Related Person Transactions

We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties. We intend to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates, are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

We formed a special committee of independent and disinterested directors to consider various matters in connection with the sale by Viewer Holdings LLC (an entity managed by an affiliate of KKR) of 49% of our outstanding shares of Common Stock in April 2007 to Oaktree, MTS and their affiliates, to whom we refer as the purchasers. In connection with their share purchase, the purchasers negotiated a Governance and Standstill Agreement with the special committee. For so long as the purchasers beneficially own an aggregate of at least 35% of our outstanding shares of Common Stock, they will have the right to designate three persons to our Board. If the purchasers beneficially own less than 35% but at least 25% of our outstanding Common Stock, they will have the right to designate two persons to our Board. If the purchasers beneficially own less than 25% but at least 15%, they will have the right to designate only one person to our Board. Viewer Holdings also assigned to the purchasers registration rights under its registration rights agreement with us.

PROPOSAL NO. 2

RE-APPROVAL OF THE PERFORMANCE MEASURES UNDER THE 1999 EQUITY PLAN

At the Annual Meeting, you will be asked to re-approve the performance measures that apply to performance awards granted under our 1999 Equity Plan. The 1999 Equity Plan was first approved by stockholders in November 1999 and most recently approved by stockholders in May 2009. In order for performance awards granted under our 1999 Equity Plan to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), stockholders must re-approve the performance measures every five years. Stockholders are not being asked to approve any amendments to the 1999 Equity Plan or to approve the 1999 Equity Plan itself under this proposal, but are only asked to re-approve the performance measures included in the plan for compliance with Section 162(m) of the Code. If stockholders do not re-approve the performance measures included in the plan pursuant to this Proposal No. 2, we will not make any further grants under the plan to Section 162(m) covered employees. The 1999 Equity Plan will, however, remain in effect with respect to individuals other than covered employees and we may continue to grant performance-based and other equity awards under the plan to such individuals, subject to the terms and conditions of the plan. In addition, all previously granted awards will continue to be subject to the 1999 Equity Plan.

Reasons for Proposal

Stockholder re-approval of the performance measures under the 1999 Equity Plan may be required for the company to fully deduct the amount or value of performance awards under the plan, as permitted under Section 162(m) of the Code. Section 162(m) of the Code generally limits to $1 million the deduction available to public companies for compensation paid to its chief executive officer and the three other highest compensated officers (other than the chief financial officer), who are collectively referred to as “covered employees.” This limitation does not apply, however, to “performance-based compensation” as defined under Section 162(m) of the Code.

To qualify as performance-based compensation, performance awards must be subject to performance measures established by a committee or subcommittee comprised solely of two or more outside directors (in our case, the Compensation Committee). In addition, the performance measures must be disclosed to and approved by the stockholders of the company. Further, subsequent to the original approval of the performance measures, the performance measures must be disclosed to and re-approved by stockholders no later than the first meeting of stockholders that occurs in the fifth year following the year in which stockholders previously approved the performance measures. The 1999 Equity Plan was most recently approved by stockholders at the 2009 Annual Meeting of Stockholders held on May 27, 2009. We are requesting that stockholders re-approve the material terms of the performance measures under the 1999 Equity Plan in accordance with Section 162(m) of the Code.

Material Terms of Performance Measures

For purposes of Section 162(m) of the Code, the material terms that stockholders must approve include (i) the group of employees whose compensation would be subject to the performance measures; (ii) the business measurements on which each of the performance goals is based; and (iii) the maximum amounts payable to any executive officer under each performance award.

Eligible Employees. While the company has not historically granted performance awards under the 1999 Equity Plan, all officers and other employees of the company are eligible to participate in the 1999 Equity Plan and may be eligible to receive performance awards under the plan.

Performance Measures. The performance measures contained in the 1999 Equity Plan (defined as “Performance Criteria” and set forth in Section 2(o) of the 1999 Equity Plan), which were previously approved by stockholders, are one or more of the following: net earnings (either before or after interest, taxes, depreciation and amortization); economic value-added (as determined by the Compensation Committee); sales or revenue; net income (either before or after taxes); operating earnings; cash flow (including, but not limited to, operating cash flow and free cash flow); cash flow return on capital; return on net assets; return on stockholders’ equity; return on assets; return on capital; stockholder returns; return on sales; gross or net profit margin; productivity; expense; margins; operating efficiency; customer satisfaction; working capital; earnings per share; price per share of Common Stock; and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

Award Limits. Subject to the adjustment provisions included in the 1999 Equity Plan, the maximum number of shares which may be subject to options, restricted stock awards, restricted stock unit awards, stock bonus awards, and performance-based awards granted under the 1999 Equity Plan to any individual in any calendar year may not exceed 400,000.

Description of the 1999 Equity Plan

The principal terms of the 1999 Equity Plan are summarized below. The following summary is qualified in its entirety by the full text of the 1999 Equity Plan, which has been filed as Exhibit A to the copy of this Proxy Statement that was filed electronically with the Securities and Exchange Commission and can be reviewed on the Securities and Exchange Commission’s website at www.sec.gov or on our website at www.AllianceHealthCareServicesAnnualMeetingMaterials. A copy of the 1999 Equity Plan may also be obtained without charge by writing our Secretary at Alliance HealthCare Services, Inc., 100 Bayiew Circle, Suite 400, Newport Beach, California 92629.

Purposes

The purposes of the 1999 Equity Plan are to promote the long-term financial interests and growth of the company and our subsidiaries by attracting and retaining management, personnel and non-employee directors with the training, experience and ability to enable them to make a substantial contribution to the success of our business; to motivate management, personnel and non-employee directors by means of growth-related incentives to achieve long-range goals; and to further the identity of interests of participants with those of our stockholders through opportunities for stock or stock-based ownership in us.

Shares Subject to the 1999 Equity Plan

The number of shares of our Common Stock that may be issued pursuant to awards granted under the 1999 Equity Plan will not exceed, in the aggregate, 2,205,000 shares. To the extent that an award is forfeited, terminated, canceled or expired without being exercised, any shares subject to the award will be available for future grants under the 1999 Equity Plan.

Administration

The 1999 Equity Plan may generally be administered by the Compensation Committee. The Compensation Committee has been constituted to satisfy the applicable requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and Section 162(m) of the Code. The Compensation Committee has the power, authority and discretion to administer, construe and interpret the 1999 Equity Plan to make rules for carrying out the 1999 Equity Plan and to make changes in such rules. Notwithstanding the foregoing, grants of awards to non-employee members of our Board of Directors will be approved and administered by the Board of Directors.

Eligibility

Currently, our employees, consultants, non-employee directors and other persons having a unique relationship with us or any of our subsidiaries are eligible to receive awards under the 1999 Equity Plan. As of

December 31, 2013, we had approximately 1,500 employees and consultants and 8 non-employee directors. There are currently no other persons having a unique relationship with us or any of our subsidiaries who would be eligible to receive awards under the 1999 Equity Plan. The Compensation Committee determines which of our employees, consultants and other persons will be granted awards. Our Board of Directors will determine which of our non-employee directors will be granted awards. No person is entitled to participate in the 1999 Equity Plan as a matter of right nor does any such participation constitute assurance of continued employment or service on our Board of Directors. Only those who are selected to receive grants by the Compensation Committee or Board of Directors, as applicable, may participate in the 1999 Equity Plan.

Awards under the 1999 Equity Plan

The 1999 Equity Plan provides that the Compensation Committee may grant or issue non-qualified stock options, restricted stock, restricted stock units, stock bonus, or performance-based awards. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

Non-Qualified Stock Options. Non-qualified stock options, or NQSOs, provide for the right to purchase shares of Common Stock at a specified price which may not be less than 85% of the fair market value of a share of our Common Stock on the date of grant, and usually will become exercisable in one or more installments after the grant date. At the time of grant, the Compensation Committee will determine, and will have specified in the award agreement or other plan rules, the option exercise period, the option exercise price and such other conditions or restrictions on the grant or exercise of the NQSO as the Compensation Committee deems appropriate. NQSOs may not be exercised more than 10 years after the date granted.

Restricted Stock. Restricted stock may be awarded to participants in such amounts and subject to such terms and conditions as determined by the Compensation Committee. Awards of restricted stock are subject to such restrictions on transferability and other restrictions as the Compensation Committee may impose (including, without limitation, limitations on the right to vote the restricted stock or the right to receive dividends on the restricted stock). These restrictions lapse as the Compensation Committee determines at the time of grant of the restricted stock or thereafter. The Compensation Committee may establish the purchase price, if any, of any restricted stock, but such price will not be less than the par value of a share of Common Stock on the date of grant. The Compensation Committee may determine that participants may be awarded restricted stock in consideration for past services actually rendered to us for our benefit. All awards of restricted stock made will be evidenced by an award agreement.

Restricted Stock Units. Restricted stock units, or RSUs, may be awarded to participants in such amounts and subject to such terms and conditions as determined by the Compensation Committee. At the time of the grant of restricted stock units, the Committee will specify the date or dates on which the restricted stock units become fully vested and nonforfeitable, and may specify such conditions to vesting as the Compensation Committee deems appropriate. The Compensation Committee may establish the exercise or purchase price, if any, of any restricted stock unit, but such price will not be less than the par value of a share of Common Stock on the date of grant. The Compensation Committee may determine that the participants may be awarded restricted stock units in consideration for past services actually rendered to us for our benefit. A restricted stock unit will only be exercisable or payable while the participant is an employee or consultant of us, but the Compensation Committee in its sole and absolute discretion may provide that a restricted stock unit may be exercised or paid subsequent to a termination of employment or service or following a change of control of us or because of the participant’s retirement, death or disability or otherwise. All awards of restricted stock units will be subject to the additional terms and conditions as determined by the Compensation Committee and as evidenced by an award agreement.

Stock Bonus Awards, may be awarded to participants in such amounts and subject to such terms and conditions as determined by the Committee. The Compensation Committee may establish the exercise or purchase price, if any, of any stock bonus award but such price will not be less than the par value of a share of

Common Stock on the date of grant. The Committee may determine that the participants may be awarded stock bonus awards in consideration for past services actually rendered to us for our benefit. A stock bonus award will only be exercisable or payable while the participant is an employee or consultant of us, but the Compensation Committee in its sole and absolute discretion may provide that a stock bonus award may be exercised or paid subsequent to a termination of employment or service or following a change of control of us or because of the participant’s retirement, death or disability or otherwise. All stock bonus awards will be subject to the additional terms and conditions as determined by the Compensation Committee and as evidenced by an award agreement.

Term of 1999 Equity Plan

The 1999 Equity Plan currently has a ten-year term extending through December 13, 2017, subject to earlier termination by our Board of Directors. No awards will be made under the 1999 Equity Plan after expiration of the 1999 Equity Plan, but the terms of the awards made on or before expiration may extend beyond such expiration.

Limitations and Conditions of Awards

Each award is evidenced by an award agreement between us and the participant, and is subject to the following additional terms and conditions:

No Rights until Issuance of Share Certificates. Participants will not be, and will not have any of the rights or privileges of, our stockholders in respect of any shares purchasable or otherwise acquired relating to any award unless and until certificates representing such shares have been issued by us to the participants.

Individual Award Limit. No participant will be granted, in any calendar year, awards to purchase more than 400,000 shares of Common Stock. This limitation will be adjusted proportionately in connection with any change in our capitalization.

Awards Not Transferable

Other than as specifically provided by will or by the applicable laws of descent and distribution or the terms of any applicable trust, no benefit under the 1999 Equity Plan will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so will be void. No such benefit will, prior to receipt thereof by the participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the participant. No election as to benefits or exercise of the awards or other rights made under the 1999 Equity Plan may be made during a participant’s lifetime by anyone other than the participant except by a legal representative appointed for or by the participant.

Adjustments upon Changes in Capitalization

In the event of any change in the outstanding shares of Common Stock (including an exchange for cash) by reason of a stock split, reverse stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization, reorganization, consolidation, merger, change of control, or similar event, the Compensation Committee will adjust appropriately the number and kind of shares subject to the 1999 Equity Plan and available for or covered by awards and share prices related to outstanding awards, and make such other revisions to outstanding awards as the Compensation Committee deems are equitably required.

Under the 1999 Equity Plan, the Compensation Committee may, in its sole discretion, provide that awards granted under the plan cannot be exercised after a change of control, in which case such awards will become fully vested and exercisable prior to the completion of the change of control. The Compensation Committee may also provide that awards remaining exercisable after the change of control may only be exercised for the consideration received by stockholders in the change of control, or its cash equivalent.

Amendment and Termination of the 1999 Equity Plan

The Compensation Committee will have the authority to make such amendments to any terms and conditions applicable to outstanding awards as are consistent with the 1999 Equity Plan; but, except for adjustments made upon changes in capitalization as discussed above, no such action will modify such award in a manner adverse to the participant without the participant’s consent except as such modification is provided for or contemplated in the terms of the award. The Board of Directors may amend, suspend or terminate the Plan.

U.S. Federal Income Tax Aspects of the 1999 Equity Plan

The following is a general summary under current law of the material federal income tax consequences to participants in the 1999 Equity Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant in light of a holder’s personal investment circumstances. This summarized tax information is not tax advice.

Non-Qualified Stock Options. For federal income tax purposes, if an optionee is granted NQSOs under the 1999 Equity Plan, the optionee will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, on exercise of NQSOs, the optionee will recognize ordinary income, and we will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of a common share on the date each such option is exercised. The optionee’s basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the Common Stock on the date the optionee exercises such option. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Restricted Stock and Restricted Stock Units. A participant to whom restricted stock or restricted stock units are issued generally will not recognize taxable income upon such issuance and we generally will not then be entitled to a deduction unless, with respect to restricted stock, an election is made by the participant under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income and we generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price. If a timely election is made under Section 83(b) with respect to restricted stock, the participant generally will recognize ordinary income on the date of the issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price, and we will be entitled to a deduction for the same amount. Similarly, when restricted stock units vest and the underlying stock is issued to the participant, the participant generally will recognize ordinary income and we generally will be entitled to a deduction for the amount equal to the fair market value of the shares at the date of issuance. A Section 83(b) election is not permitted with regard to the grant of restricted stock units.

Stock Bonus Awards. A participant to whom stock bonus awards are issued generally will recognize ordinary income in the amount of the fair market value of the stock awarded and we generally will be entitled to a deduction for the same amount. If, however, such shares are subject to a substantial risk of forfeiture, then the tax rules described above with respect to restricted stock awards would be applicable.

Section 162(m) of the Code. In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for specified executive officers exceeds $1,000,000 (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation” as provided for by the Code and established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options will satisfy the “performance-based compensation”

exception if the options are made by a qualifying compensation committee, the underlying plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Performance-based awards granted under the 1999 Equity Plan may qualify as “qualified performance-based compensation” for purposes of Section 162(m) if such awards are granted or vest upon the pre-established objective performance goals described above.

We have attempted to structure the 1999 Equity Plan in such a manner that the Committee can determine the terms and conditions of stock options and performance-based awards granted thereunder such that remuneration attributable to such awards will not be subject to the $1,000,000 limitation. We have not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue. This discussion will neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from adopting a contrary position.

Section 409A. Section 409A of the Code, which was added by the American Jobs Creation Act of 2004, provides certain new requirements on non-qualified deferred compensation arrangements. These include new requirements on an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Also, Section 409A generally provides that distributions must be made on or following the occurrence of certain events (i.e., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

If a 1999 Equity Plan award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Under the 1999 Equity Plan, in the event that the Committee determines that any award made under the 1999 Equity Plan may be subject to Section 409A and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued in the future), the Committee may adopt such amendments to the 1999 Equity Plan and the applicable award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the award, or (b) comply with the requirements of Section 409A and related Department of Treasury guidance.

New Plan Benefits

Any awards granted in the future under the 1999 Equity Plan will be determined by the Compensation Committee and, as such, it is not possible to determine the amount of compensation that will be earned under future awards. We expect that future awards under the 1999 Equity Plan will be granted in a manner substantially consistent with the historical grant of awards under the plan. For information regarding past grants and outstanding equity awards to executive officers, see the “Grants of Plan-Based Awards for 2013 Fiscal Years” and “Outstanding Equity Awards at 2013 Fiscal Year-End” tables.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RE-APPROVAL OF THE PERFORMANCE MEASURES UNDER THE 1999 EQUITY PLAN.

PROPOSAL NO. 3

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY VOTE”)

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, we are providing stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of our named executive officers as disclosed pursuant to the Securities and Exchange Commission’s executive compensation disclosure rules and set forth in this Proxy Statement (including in the compensation tables and narratives accompanying those tables, as well as in the Compensation Discussion and Analysis).

Our executive compensation programs are designed to enable us to attract, motivate and retain executive talent, who are critical to our success. The following is a summary of some of the key points of our executive compensation program. We urge our stockholders to review the “Compensation Discussion and Analysis” section of this Proxy Statement and executive-related compensation tables and narratives for more information.

We emphasize pay-for-performance and tie a significant amount of our named executive officers’ pay to our performance. Consistent with our performance-based compensation philosophy, we reserve the largest portion of potential compensation for performance- and equity-based programs. Our performance-based bonus program rewards short-term performance; while our equity awards, mainly in the form of restricted stock awards, reward long-term performance and align the interests of management with those of our stockholders. The performance goals under our bonus program focus on targets intended to fuel our long-term growth.

We believe that our compensation programs are strongly aligned with the long-term interests of our stockholders. We believe that equity awards serve to align the interests of our executives with those of our long-term stockholders by encouraging long-term performance. As such, equity awards are a key component of our executive compensation program.

Recommendation

Our Board believes that the information provided above and within the “Compensation Disclosure” section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our stockholders’ interests and support long-term value creation.

The following resolution will be submitted for a stockholder vote at the Annual Meeting:

RESOLVED, that the stockholders of Alliance HealthCare Services, Inc. approve, on an advisory basis, the compensation of Alliance HealthCare Services, Inc.’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in this Proxy Statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION SET FORTH IN THIS PROXY STATEMENT.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. We have determined to hold a say-on-pay advisory vote every three years and expect to hold our next say-on-pay advisory vote at the 2017 annual meeting of stockholders.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following is the report of our Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2013. This report shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act or the Exchange Act, except to the extent we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a filing under the Securities Act or the Exchange Act.

During fiscal 2013, the Audit Committee of the Board consisted of not less than two non-employee directors who met the independence requirements of the NASDAQ Stock Market. The Audit Committee operates under a written charter, approved and adopted by the Board, a copy of which is available at: http://investors.alliancehealthcareservices-us.com/phoenix.zhtml?c=129994&p=irol-govhighlights.

What are the responsibilities of management, the independent auditors and the Audit Committee?

The purpose of the Audit Committee, which is solely responsible for appointing our independent registered public accounting firm, subject to stockholder ratification, is to assist the Board with its oversight responsibilities regarding:

•	the integrity of our financial statements and internal controls;

•	our compliance with legal and regulatory requirements;

•	the independent registered public accounting firm’s qualifications and independence; and

•	the performance of our internal audit function and independent registered public accounting firm.

The Audit Committee’s responsibilities are limited to oversight.

Alliance’s management is responsible for the preparation, presentation and integrity of our financial statements as well as our financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. Alliance’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an audit of our annual financial statements, expressing an opinion as to the conformity of such annual financial statements with accounting principles generally accepted in the United States, expressing an opinion on the effectiveness of Alliance’s internal control over financial reporting and reviewing our interim financial information.

How does the Audit Committee carry out its responsibilities?

•	The Audit Committee convened eight times during fiscal 2013 to discuss the interim and annual financial statements and Alliance’s internal controls on the financial reporting process.

•	The Audit Committee reviewed our audited financial statements for the fiscal year ended December 31, 2013 and met with both management and our independent registered public accounting firm, Deloitte & Touche LLP, to discuss those financial statements. Management and Deloitte & Touche LLP have represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles in all material respects.

•	The Audit Committee has received from and discussed with Deloitte & Touche LLP its written disclosure and communication regarding its independence from Alliance as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Deloitte & Touche LLP its independence.

•	The Audit Committee has also reviewed and considered whether the provision of other non-audit services by Deloitte & Touche LLP is compatible with maintaining the independent registered public accounting firm’s independence.

•	The Audit Committee has also discussed with Deloitte & Touche LLP any matters required to be discussed by Statement on Auditing Standards No. 16 (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board and currently in effect.

Based upon these reviews and discussions, the Audit Committee has recommended to the Board that the audited financial statements be included in Alliance’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 to be filed with the SEC.

THE AUDIT COMMITTEE

Neil F. Dimick, Chairman

Scott A. Bartos

Edward L. Samek

PROPOSAL NO. 4

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP

AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has recommended, and the Board has approved, the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014, referred to as fiscal 2014. Deloitte & Touche LLP has served as our independent registered public accounting firm since November 1999. Deloitte & Touche LLP has unrestricted access to the Audit Committee to discuss audit findings and other financial matters.

Principal Accounting Firm Fees

Aggregate fees billed to us for the fiscal years ended December 31, 2013 and 2012 by our independent registered public accounting firm, Deloitte & Touche LLP, were:

	Fiscal Year Ended
	2013	2012
Audit fees(a)	$718,053	$688,540
Audit-related fees(b)	0	39,325

Total audit and audit-related fees	718,053	727,865
Tax fees(c)	0	0
All other fees(d)	5,000	5,000

Total fees	$723,053	$732,865

(a)	Includes fees for the audit of our annual consolidated financial statements and the annual audit of our internal control over financial reporting, annual audits of the financial statements of our joint ventures, review of our financial statements included in our quarterly reports on Form 10-Q and services associated with securities filings such as comfort letters, consents and assistance with review of documents filed with the SEC.
(b)	Includes accounting consultations and due diligence services for acquisitions.
(c)	Includes tax consultation.
(d)	Includes fees for other permitted non-audit services such as project management consultation and accounting research tool subscriptions.

All audit and non-audit services performed by our independent registered public accounting firm must be specifically pre-approved by our Audit Committee. Consistent with this policy, in 2013 and 2012 all audit and non-audit services performed by Deloitte & Touche LLP were pre-approved by our Audit Committee.

A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting. He or she will have the opportunity to speak at the meeting and respond to appropriate questions.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Based solely on a review of copies of such forms received with respect to fiscal year 2013 and the written representations received from certain reporting persons that no other reports were required, we believe that all directors, officers and persons who own more than 10% of our Common Stock have complied with the reporting requirements of Section 16(a), except that, due to administrative oversight, (i) on January 17, 2014, a late Form 4 was filed to report that shares were withheld to satisfy the tax withholding obligations of Michael Shea in connection with a vesting of a restricted stock unit award on December 31, 2013, and (ii) on June 6, 2013, late Forms 4 were filed to report the grant of certain equity awards on May 21, 2013 to Howard Aihara, Richard Johns, Richard Jones, Gregory Spurlock, Nicholas Poan and Deborah Rodriguez.

FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us, including actions with respect to pay risk and risk oversight. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013 and in our subsequent quarterly reports on Form 10-Q and current reports on Form 8-K.

AVAILABILITY OF CERTAIN DOCUMENTS

We will mail without charge to any stockholder upon written request a copy of Alliance’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, including the financial statements, schedules and a list of exhibits. We will also mail without charge upon written request copies of our Corporate Governance Guidelines and the charters of our standing Board committees.

Our Code of Ethics for the CEO and Senior Financial Officers governing our directors, officers and employees is posted on our website, which is located at http://investors.alliancehealthcareservices-us.com/phoenix.zhtml?c=129994&p=irol-govhighlights (and is available in print, upon request), and we will also post on our website any amendment to the Code of Ethics for the CEO and Senior Financial Officers and any waiver applicable to our senior financial officers, as defined in the Code, and our executive officers or directors.

Requests for the above documents should be sent to our Secretary at Alliance HealthCare Services, Inc., 100 Bayview Circle, Suite 400, Newport Beach, California 92660.

By Order of the Board of Directors,

Richard W. Johns

Executive Vice President, General Counsel

and Secretary

Newport Beach, California

April 23, 2014

Exhibit A

AMENDED 1999 EQUITY PLAN

FOR EMPLOYEES OF

ALLIANCE IMAGING, INC. AND SUBSIDIARIES

(As amended and restated December 14, 2007)

1.	PURPOSE OF PLAN

The 1999 Equity Plan, as amended and restated, for Employees of Alliance Imaging, Inc. and Subsidiaries (the “Plan”) is designed:

(a) to promote the long term financial interests and growth of Alliance Imaging, Inc., a Delaware corporation (the “Company”) and its Subsidiaries by attracting and retaining management and personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Company’s business;

(b) to motivate personnel by means of growth-related incentives to achieve long range goals; and

(c) to further the identity of interests of participants with those of the stockholders of the Company through opportunities for stock or stock-based ownership in the Company.

2.	DEFINITIONS

As used in the Plan, the following words shall have the following meanings:

(a) “Award” means any right granted under the Plan, including a Stock Option award, a Restricted Stock award, a Restricted Stock Unit award, a Stock Bonus award and a Performance-Based Award.

(b) “Award Agreement” means an agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

(c) “Board of Directors” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means the Compensation Committee of the Board of Directors or another committee of the Board of Directors designated by the Board of Directors to administer the Plan.

(f) “Common Stock” or “Share” means $.01 par value common stock of the Company.

(g) “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

(h) “Director” means a member of the Board of Directors.

(i) “Employee” means a person, including an officer, in the regular full-time employment of the Company or one of its Subsidiaries.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “Fair Market Value” means such value of a Share as reported for stock exchange transactions and/or determined in accordance with any applicable resolutions or regulations of the Committee in effect at the relevant time.

(l) “Independent Director” means a Director who is not an Employee.

(m) “Participant” means an Employee, Director, consultant or other person having a unique relationship with the Company or one of its Subsidiaries, to whom one or more Awards have been made and such Awards have not all been forfeited or terminated under the Plan.

(n) “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Sections 6 and 7, but which is subject to the terms and conditions set forth in Section 8. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

(o) “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

(p) “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

(q) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

(r) “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

(s) “Restricted Stock” means restricted shares of Common Stock granted pursuant to Section 6 of the Plan.

(t) “Restricted Stock Unit” means a right to receive a specified number of shares of Common Stock pursuant to Section 7(a).

(u) “Securities Act” means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

(v) “Stock Bonus” means the right to receive a bonus of Common Stock for past services pursuant to Section 7(b) of the Plan.

(w) “Stock Options” means the “Non-Qualified Stock Options” described in Section 5.

(x) “Subsidiary” means any corporation (or other entity) other than the Company in an unbroken chain of entities beginning with the Company if each of the entities, or group of commonly controlled entities, other than the last entity in the unbroken chain, then owns stock (or other equity interest) possessing 50% or more of the total combined voting power of all classes of equity in one of the other entities in such chain.

3.	ADMINISTRATION OF PLAN

(a) The Plan shall be administered by the Committee. The members of the Committee shall consist solely of individuals who are both “non-employee directors” as defined by Rule 16b-3 promulgated under the Exchange Act and “outside directors” for purposes of Section 162(m) of the Code, to the extent that the Company and its Employees are subject to Section 16 of the Exchange Act or Section 162(m) of the Code. The Committee may adopt its own rules of procedure, and the action of a majority of the Committee, taken at a meeting or taken without a meeting by a writing signed by such majority, shall constitute action by the Committee. The Committee shall have the power, authority and the discretion to administer, construe and interpret the Plan and Award Agreements, to make rules for carrying out the Plan and to make changes in such rules. Any such interpretations, rules, and administration shall be made and done in good faith and consistent with the basic purposes of the Plan. Notwithstanding the foregoing, the full Board of Directors, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board of Directors.

(b) The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under the Plan subject to such conditions and limitations as the Committee shall prescribe except that only the Committee may designate and make Awards to Participants who are subject to Section 16 of the Exchange Act or Section 162(m) of the Code and only the Board of Directors may designate and make Awards to Participants who are Independent Directors.

(c) The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company, and the officers and Directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. Subject to the terms and conditions of the Plan and any applicable Award Agreement, all actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Awards, and all members of the Committee shall be fully protected by the Company with respect to any such action, determination or interpretation.

4.	ELIGIBILITY

The Committee may from time to time make Awards under the Plan to such Employees, Directors, consultants, or other persons having a unique relationship with the Company or any of its Subsidiaries, and in such form and having such terms, conditions and limitations as the Committee may determine. Awards may be granted singly, in combination or in tandem. The terms, conditions and limitations of each Award under the Plan shall be set forth in an Award Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan; provided, however, such Award Agreement shall contain provisions dealing with the treatment of Awards in the event of the termination, death or disability of the Participant, and may also include provisions concerning the treatment of Awards in the event of a change in control of the Company.

5.	STOCK OPTION AWARDS

From time to time, the Committee will grant options to purchase Common Stock which are not “incentive stock options,” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. At the time of grant, the Committee shall determine, and shall have specified in the Stock Option Award Agreement or other Plan rules, the option exercise period, the option exercise price, and such other conditions or restrictions on the grant or exercise of the Stock Option as the Committee deems appropriate. In addition to other restrictions contained in the Plan and Stock Option Award Agreement, Stock Options granted under this Section 5 (i) may not be exercised more than 10 years after the date granted and (ii) may not have an option exercise price less than 85% of the Fair Market Value of Common Stock on the date the option is granted. Payment of the option exercise price shall be made in cash or, with the consent of the Committee, in shares of Common Stock (including shares acquired by contemporaneous exercise of other Stock Options), or a combination thereof, in accordance with the terms of the Plan, the Stock Option Award Agreement and any applicable guidelines of the Committee in effect at the time.

6.	RESTRICTED STOCK AWARDS

(a) The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

(b) Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

(c) The Committee may establish the exercise or purchase price, if any, of any Restricted Stock; provided, however, that such price shall not be less than the par value of a Share on the date of grant, unless otherwise permitted by applicable state law. The Committee may determine that Participants in the Plan may be awarded Restricted Stock in consideration for past services actually rendered to the Company for its benefit.

(d) Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period,

Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may (i) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (ii) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

(e) Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

7.	OTHER TYPES OF AWARDS

(a) The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall transfer to the Participant one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.

(b) The Committee is authorized to make Awards of Stock Bonuses to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Stock Bonuses shall be evidenced by an Award Agreement.

(c) Except as otherwise provided herein, the term of any Award of a Restricted Stock Unit or Stock Bonus shall be set by the Committee in its discretion.

(d) The Committee may establish the exercise or purchase price, if any, of any Restricted Stock Unit or Stock Bonus Award; provided, however, that such price shall not be less than the par value of a Share on the date of grant, unless otherwise permitted by applicable state law. The Committee may determine that Participants in the Plan may be awarded a Restricted Stock Unit or Stock Bonus in consideration for past services actually rendered to the Company for its benefit.

(e) An Award of a Restricted Stock Unit or Stock Bonus shall only be exercisable or payable while the Participant is an Employee, Director, consultant or person having a unique relationship with the Company, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of a Restricted Stock Unit or Stock Bonus may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a change in control of the Company, or because of the Participant’s retirement, death or disability, or otherwise.

(f) All Awards under this Section 7 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.

8.	PERFORMANCE-BASED AWARDS

(a) Purpose. The purpose of this Section 8 is to provide the Committee the ability to qualify Awards other than Stock Options and that are granted pursuant to Sections 6 and 7 as Qualified

Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Section 8 shall control over any contrary provision contained in Sections 6 and 7; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Section 8.

(b) Applicability. This Section 8 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

(c) Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Sections 6 and 7 which may be granted to one or more Covered Employees, no later than 90 days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

(d) Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

(e) Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

9.	LIMITATIONS AND CONDITIONS

(a) Subject to Section 11, the number of Shares available for Awards under the Plan shall be 11,025,000 shares of the authorized Common Stock. Unless restricted by applicable law, Shares related to Awards that are forfeited, terminated, canceled or expire unexercised, shall immediately become available for Awards.

(b) No Participant shall be granted, in any calendar year, Awards to purchase more than 2,000,000 Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 11 and 12. For purposes of this Section 9(b), if a Stock Option is canceled in the same calendar year it was granted (other than in connection with a transaction described in Section 11 and 12), the canceled Stock Option will be counted against the limit set forth in this Section 9(b). For this purpose, if the exercise price of a Stock Option is reduced, the transaction shall be treated as a cancellation of the Stock Option and the grant of a new Stock Option.

(c) No Awards shall be made under the Plan beyond ten years after the effective date of the Plan, as amended and restated on December 14, 2007, but the terms of Awards made on or before the expiration thereof may extend beyond such expiration. At the time an Award is made or amended or the terms or conditions of an Award are changed, the Committee may provide for limitations or conditions on such Award.

(d) Nothing contained herein shall affect the right of the Company or any Subsidiary to terminate any Participant’s employment at any time or for any reason.

(e) Except as otherwise prescribed by the Committee, the amounts of the Awards for any employee of a Subsidiary, along with interest, dividends, and other expenses accrued on deferred Awards shall be charged to the Participant’s employer during the period for which the Award is made. If the Participant is employed by more than one Subsidiary or by a combination of the Company and a Subsidiary during the period for which the Award is made, the Participant’s Award and related expenses will be allocated between the companies employing the Participant in a manner prescribed by the Committee.

(f) Other than as specifically provided by will or by the applicable laws of descent and distribution or the terms of any applicable trust, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

(g) Participants shall not be, and shall not have any of the rights or privileges of, stockholders of the Company in respect of any Shares purchasable or otherwise acquired in connection with any Award unless and until certificates representing any such Shares have been issued by the Company to such Participants; provided, however, that no delay in the issuance of certificates due to be issued hereunder representing any such Shares shall operate to impair or prejudice any Participant’s rights to participate in a corporate transaction providing for the disposition of such Shares.

(h) No election as to benefits or exercise of Stock Options, Restricted Stock, Restricted Stock Units, Stock Bonuses, Performance-Based Awards or other rights may be made during a Participant’s lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

(i) Absent express provisions to the contrary, no Award under the Plan shall be deemed “compensation” for purposes of computing benefits or contributions under any retirement plan of the Company or its Subsidiaries and shall not affect any benefits under any other benefit plan of any kind or subsequently in effect under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

(j) Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Company or any of its Subsidiaries, nor shall any assets of the Company or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Company’s obligations under the Plan.

10.	TRANSFERS AND LEAVES OF ABSENCE

For purposes of the Plan, unless the Committee determines otherwise: (a) a transfer of a Participant’s employment without an intervening period of separation among the Company and any Subsidiary shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Company or a Subsidiary during such leave of absence.

11.	ADJUSTMENTS

In the event of any change in the outstanding Common Stock (including an exchange for cash) by reason of a stock split, reverse stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization, reorganization, consolidation, merger, change of control, or similar event, the Committee shall adjust appropriately the number and kind of Shares subject to the Plan and available for or covered by Awards and Share prices related to outstanding Awards, and make such other revisions to outstanding Awards as it deems are equitably required. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

12.	MERGER, CONSOLIDATION, EXCHANGE, ACQUISITION, DISTRIBUTION, LIQUIDATION OR DISSOLUTION

In its sole discretion, and on such terms and conditions as it deems appropriate, coincident with or after the grant of any Award, the Committee may provide that such Award cannot be exercised after the consummation of the merger or consolidation of the Company into another corporation, the exchange of all or substantially all of the assets of the Company for the securities of another corporation, the acquisition by another corporation of 80% or more of the Company’s then outstanding shares of voting stock or the recapitalization, reclassification, liquidation or dissolution of the Company, or other adjustment or event which results in shares of Common Stock being exchanged for or converted into cash, securities or other property, and if the Committee so provides, it shall, on such terms and conditions as it deems appropriate in its absolute discretion, also provide, either by the terms of such Award or by a resolution adopted prior to the consummation of such merger, consolidation, exchange, acquisition, recapitalization, reclassification, liquidation or dissolution, that, for some period of time prior to the consummation of such transaction or event, such Award shall be exercisable as to all shares subject thereto, notwithstanding anything to the contrary herein (but subject to the provisions of Section 9(c)) and that, upon the consummation of such event, such Award shall terminate and be of no further force or effect; provided, however, that the Committee may also provide, in its absolute discretion, that even if the Award shall remain exercisable after any such event, from and after such event, any such Award shall be exercisable only for the kind and amount of cash, securities and/or other property, or the cash equivalent thereof (net of any applicable exercise price), receivable as a result of such event by the holder of a number of shares of stock for which such Award could have been exercised immediately prior to such event.

In the event of a “spin-off” or other substantial distribution of assets of the Company which has a material diminutive effect upon the Fair Market Value of the Company’s Common Stock, the Committee shall in its discretion make an appropriate and equitable adjustment to any Award exercise price to reflect such diminution.

13.	AMENDMENT AND TERMINATION

The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Awards as are consistent with the Plan; provided, that, except for adjustments under Section 11 or 12 hereof, no such action shall modify such Award in a manner adverse to the Participant without the Participant’s consent except as such modification is provided for or contemplated in the terms of the Award. The Board of Directors may amend, suspend or terminate the Plan.

14.	WITHHOLDING TAXES

The Company shall have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to deliver Shares upon the exercise of an Award that the Participant pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such withholding taxes. Any Award Agreement may provide that the Participant may elect, in accordance with any conditions set forth in such Award Agreement, to pay a portion or all of such withholding taxes in shares of Common Stock (including shares acquired by contemporaneous exercise of other Stock Options).

15.	REGISTRATION

(a) If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act, or engaged in a Public Offering (as defined below), (i) the Company shall use reasonable efforts to register the Awards and the Common Stock to be acquired on exercise of the Awards on a Form S-8 Registration Statement or any successor to Form S-8 to the extent that such registration is then available with respect to such Awards and Common Stock and (ii) the Company will use reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission (“SEC”) thereunder, to the extent required from time to time to enable the Participant to sell shares of Common Stock without registration under the Securities Act within the limitations of the exemptions provided under any applicable rule or regulation of the SEC. Notwithstanding anything contained in this Section 15, the Company may deregister under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder. Nothing in this Section 15 shall be deemed to limit in any manner otherwise applicable restrictions on sales of Common Stock.

(b) As used herein the term “Public Offering” shall mean the sale of shares of Common Stock to the public pursuant to a registration statement under the Securities Act which has been declared effective by the SEC (other than a registration statement on Form S-8 or any other similar form) which results in an active trading market in the Common Stock.

16.	EFFECTIVE DATE AND TERMINATION DATES

The Plan as amended and restated by the Board of Directors shall be effective on and as of December 14, 2007 and shall terminate on December 13, 2017, subject to earlier termination by the Board of Directors pursuant to Section 13. The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Awards may be granted prior to such stockholder approval, provided that Awards granted to Independent Directors shall not be exercisable, shall not vest and the restrictions thereon shall not lapse prior to the time when the Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve month period, all Awards previously granted to Independent Directors under the Plan shall thereupon be canceled and become null and void.

17.	SECTION 409A

To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of the Plan. Notwithstanding any provision of the Plan to the contrary, in the event that following the effective date of the Plan the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of the Plan), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

* * * * * * * * * *

ANNUAL MEETING OF STOCKHOLDERS OF

ALLIANCE HEALTHCARE SERVICES, INC.

June 3, 2014

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD JUNE 3, 2014:

The Notice of Meeting, proxy statement and form proxy card are available at www.AllianceHealthCareServicesAnnualMeetingMaterials.com or http://phx.corporate-ir.net/phoenix.zhtml?c=129994&p=proxy

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

20330303000000000000 7 060314

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES IN ITEM 1, AND “FOR” ITEMS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE X

1. Election of Directors: Class I term will expire in 2017

FOR ALL NOMINEES

WITHHOLD AUTHORITY FOR ALL NOMINEES

FOR ALL EXCEPT (See instructions below)

NOMINEES:

O Neil F. Dimick

O Curtis S. Lane

O Paul S. Viviano

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

FOR AGAINST ABSTAIN

2. RE-APPROVAL OF PERFORMANCE MEASURES: To re-approve the performance measures under our 1999 Equity Plan applicable to performance-based awards under section 162(m) of the Internal Revenue Code.

3. ADVISORY VOTE ON EXECUTIVE COMPENSATION: To approve on an advisory basis the compensation of our named executive officers.

4. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM: To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

5. OTHER BUSINESS. To act upon any other matter properly brought before the Annual Meeting or any adjournments or postponements of the Annual Meeting. The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or the Board of Directors at the Annual Meeting.

This proxy when properly executed will be voted as directed or, if no direction is given, will be voted “FOR” the nominees in Item 1, and “FOR” Items 2, 3, and 4.

In their discretion, the proxies named on the front of this card are authorized to vote upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof, and for the election of a person to serve as director if any of the nominees above is unable to serve.

The undersigned hereby ratifies and confirms all that said attorneys and Proxy Holders, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Annual Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement accompanying said notice.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ALLIANCE HEALTHCARE SERVICES, INC.

ANNUAL MEETING OF STOCKHOLDERS To Be Held June 3, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholders of Alliance HealthCare Services, Inc. (the “Company”) hereby nominate, constitute and appoint Richard W. Johns and Howard K. Aihara, or either one of them, each with full power of substitution, as the lawful attorneys, agents and proxies of the undersigned, for the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the Company’s headquarters at 100 Bayview Circle, Suite 400, Newport Beach, CA 92660 on June 3, 2014 at 9:00 a.m., Pacific time, and at any and all adjournments thereof, to represent the undersigned and to cast all votes to which the undersigned would be entitled to cast if personally present, as follows:

PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

(Continued and to be signed on the reverse side)

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